UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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NeoPhotonics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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2911 Zanker Road

San Jose, California 95314 USA

+1-408-232-9200

Dear Stockholder:

I would like to extend an invitation for you to join us at the Annual Meeting of Stockholders (also referred to as the “Annual Meeting”) of NeoPhotonics Corporation (also referred to as “we,” “us” or “NeoPhotonics”) on June 17, 2011, at 10:00 a.m. Pacific Time at our principal office located at 2911 Zanker Road, San Jose, California 95134 USA.

At this year’s meeting, our first as a public company, you will be asked to approve the election of the two nominees for director named in the accompanying proxy statement and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011. You will also be asked to approve, on an advisory basis, the compensation of our named executive officers (as defined in the accompanying proxy statement) as well as to vote, on an advisory basis, for your preference as to the frequency of an advisory vote on the compensation of our named executive officers.

I urge you to vote, as the board of directors has recommended:

1.	To elect each of our director nominees;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011;

3.	To cast your advisory votes for the compensation of our named executive officers; and

4.	To cast your advisory votes to hold an advisory vote on the compensation of our named executive officers every “3 years.”

Attached you will find a notice of meeting (which includes a notice of internet availability of our proxy materials) and proxy statement that contains further information about these items, as well as specific details of the meeting.

Only our stockholders of record at the close of business on April 25, 2011 are entitled to vote at the meeting. A list of registered stockholders entitled to vote at the meeting will be available at our office located at 2911 Zanker Road, San Jose, California 95134 USA, for ten days prior to the meeting and at the meeting.

I cordially invite all stockholders to attend the meeting in person. However, to assure your representation at the meeting, we urge you to submit your proxy as promptly as possible.

Your vote is important. Whether or not you expect to attend the meeting, I encourage you to vote. Please use the telephone or internet voting, or sign and return your proxy card prior to the meeting. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.

Sincerely,

/s/ Timothy S. Jenks
Timothy S. Jenks President, Chief Executive Officer and Chairman of the Board of Directors San Jose, California April 29, 2011

2911 Zanker Road

San Jose, California 95314 USA

+1-408-232-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2011

You are invited to attend the 2011 NeoPhotonics Corporation Annual Meeting of Stockholders:

When	June 17, 2011, at 10:00 a.m. Pacific Time.

Where	Our principal office located at 2911 Zanker Road, San Jose, California 95134 USA.

Items of Business	•	Election of the two Class I directors nominated by our board of directors to serve for a three-year term and until their successors are elected (Proposal No. 1);

•	Ratification of the selection by our Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2);

•	Advisory vote regarding the compensation of our named executive officers (Proposal No. 3);

•	Advisory vote on the frequency of holding an advisory vote regarding the compensation of our named executive officers (Proposal No. 4); and

•	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	You are entitled to vote if you are a stockholder of record at the close of business on April 25, 2011.

Voting by Proxy	The board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the meeting. Please see the Notice Regarding the Availability of Proxy Materials for information on submitting your proxy over the internet, by telephone, or by mail. If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Attendance at Meeting	If you plan to attend, please be sure to indicate your attendance when prompted during your internet or telephone submission.

Recommendations	The board of directors recommends that you vote:

•	“FOR” each of our nominees for Class I director (Proposal No. 1);

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2);

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 3); and

•	Every “3 YEARS” as the preferred frequency with which we are to hold an advisory vote on the compensation of our named executive officers (Proposal No. 4).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2011 at our principal office located at 2911 Zanker Road, San Jose, California 95314 USA.

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission, are available at http://IR.neophotonics.com.

Your vote is important. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present. Thank you for your attention to this important matter.

By order of the board of directors,

/s/ James D. Fay
James D. Fay Vice President, Chief Financial Officer and Assistant Secretary San Jose, California April 29, 2011

NEOPHOTONICS CORPORATION

2911 Zanker Road

San Jose, California 95314 USA

+1-408-232-9200

PROXY STATEMENT FOR THE

2011 ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the board of directors of NeoPhotonics Corporation (also referred to as “we,” “us” or “NeoPhotonics”) for use at the 2011 Annual Meeting of Stockholders (also referred to as the “Annual Meeting”). Your vote is very important. For this reason, the board of directors is requesting that you allow your shares to be represented at the 2011 Annual Meeting of Stockholders by the proxies named on the proxy card. In connection with the solicitation of proxies by the board of directors, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record as of April 25, 2011. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice to all stockholders of record on or about May 5, 2011.

INFORMATION ABOUT THE MEETING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on June 17, 2011, at 10:00 a.m. Pacific Time at 2911 Zanker Road, San Jose, California 95134 USA. A map and directions are set forth on Annex A of this proxy statement.

What items will be voted on at the Annual Meeting?

There are four matters scheduled for a vote:

1.	Election of two nominees for Class I director named herein to serve until the 2014 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	Advisory vote regarding the compensation of our named executive officers; and

4.	Advisory vote on the frequency of holding an advisory vote regarding the compensation of our named executive officers.

We will also consider any other business that properly comes before the Annual Meeting. As of April 25, 2011, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card or voting instruction form will vote the shares they represent using their best judgment.

What are the board of directors’ recommendations?

Our board of directors recommends that you vote:

1.	“FOR” the election of each of the two nominees named herein to serve on the board of directors;

2.	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

4.	Every “3 YEARS” as the preferred frequency with which we are to hold an advisory vote on the compensation of our named executive officers.

Will our directors be in attendance at the Annual Meeting?

NeoPhotonics encourages, but does not require, its directors to attend the annual meetings of stockholders. It is therefore up to each director whether to attend. We will report in the proxy statement for our next annual meeting the number of directors who attended the 2011 Annual Meeting.

INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a two-page notice instead of the proxy materials themselves and how can I get the materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice to our stockholders of record as of April 25, 2011. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election. We believe that this process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

We intend to mail the Notice on or about May 5, 2011 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We do not expect to send any proxy materials by mail unless requested.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 25, 2011, are entitled to receive notice of the Annual Meeting and to vote the shares for which they are stockholders of record on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. On the record date, there were 24,651,795 shares of our common stock outstanding. Each share is entitled to one vote.

Stockholders of Record: Shares Registered in Your Name. If on April 25, 2011, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy on the internet or over the telephone as instructed below, or fill out and return a proxy card, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If on April 25, 2011, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

How can I attend the Annual Meeting?

You will be admitted to the Annual Meeting if you were a NeoPhotonics stockholder or joint holder as of the close of business on April 25, 2011, or you have authority to vote under a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are a beneficial owner, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 25, 2011, a copy of the voting instruction form provided by your broker, trustee, or nominee, or other similar evidence of ownership. If you are a stockholder who is a natural person and not an entity, you and your immediate family members will be admitted to the Annual Meeting, provided you and they comply with the above procedures.

How do I vote?

For Proposal No. 1, you may either vote “FOR” each nominee to the board of directors or you may withhold your vote for any nominee that you specify.

For Proposals Nos. 2 and 3, you may vote “FOR” or “AGAINST”, or abstain from voting.

For Proposal No. 4, you may vote every “3 YEARS,” “2 YEARS” or “1 YEAR”, or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy on the internet, vote by proxy over the telephone or vote by proxy by requesting a proxy card in the mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote via the internet, go to http://www.proxyvote.com to complete an electronic proxy card and follow the steps outlined on the secured website. Your vote must be received by 11:59 P.M. Eastern Time on June 16th, 2011 to be counted.

•

To vote by telephone, dial toll-free +1-800-690-6903 within the United States, Canada and Puerto Rico using a touch-tone phone and follow the instructions provided by the recorded message. Your vote must be received by 11:59 P.M. Eastern Time on June 16th, 2011 to be counted.

•

To vote by mail, you may do so by first requesting printed copies of the proxy materials by mail and then filling out the proxy card and sending it back in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Notice containing voting instructions from that organization rather than from NeoPhotonics. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2011.

What if I submit a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted as follows:

•	“FOR” the election of each of the two nominees named herein to serve on the board of directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

•	Every “3 YEARS” as the preferred frequency with which we are to hold an advisory vote on the compensation of our named executive officers.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares as recommended by the board of directors or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may grant a subsequent proxy by telephone or through the internet;

•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice of revocation to our principal executive offices at 2911 Zanker Road, San Jose, California 95134 USA, attention James D. Fay, Chief Financial Officer; or

•

You may attend the Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy or telephone proxy provided to us is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “WITHHOLD” and broker non-votes with respect to the election of directors, and, with respect to Proposals Nos. 2 and 3, “FOR” and “AGAINST” votes, abstentions and broker non-votes. With respect to Proposal No. 4, the inspector of election will separately count “3 YEARS,” “2 YEARS” and “1 YEAR”

frequency votes, as well as abstentions and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and entitled to vote and will have the same effect as “AGAINST” votes on Proposals Nos. 2 and 3. If you abstain from voting on Proposal No. 4, the abstention will not have the effect of an “AGAINST” vote on each of “3 YEARS,” “2 YEARS” and “1 YEAR.”

How many votes are needed to approve each proposal?

•

For the election of directors, Proposal No. 1, the two nominees receiving the most “FOR” votes (from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “FOR” or “WITHHOLD” will affect the outcome. Broker non-votes will have no effect. Proxies may not be voted for a greater number of persons than the number of nominees named.

•

To be approved, Proposal No. 2, the ratification of the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of NeoPhotonics for its fiscal year ending December 31, 2011, must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote.

•

To be approved, Proposal No. 3 to approve an advisory resolution regarding the compensation of our named executive officers must receive a “FOR” vote from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “ABSTAIN” from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect.

•

For Proposal No. 4, the frequency with which NeoPhotonics shall conduct a vote on the compensation of our named executive officers, the selection receiving a majority of the votes present and entitled to vote will be considered the frequency preferred by the stockholders. Votes to “ABSTAIN” will have the same effect as “AGAINST” votes for all three alternatives. Broker non-votes will have no effect.

What is a quorum?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the record date, April 25, 2011, are represented at the Annual Meeting either in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Stockholders who vote “ABSTAIN” on any proposal and discretionary votes and non-votes by brokers, banks and related agents on routine proposals will be counted towards the quorum requirement.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K which we expect to file with the Securities and Exchange Commission by June 23, 2011. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Current Report on Form 8-K to publish the final results.

ADDITIONAL MEETING-RELATED INFORMATION

Who is paying for this solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How many copies should I receive if I share an address with another stockholder?

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for the Notice and other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for NeoPhotonics. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive the Notice and other proxy materials separately, please notify your broker and our investor relations department in writing at 2911 Zanker Road, San Jose, California 95134 USA, by email at IR@neophotonics.com or by telephone at +1-408-895-6086. If you currently receive multiple copies of the Notice or other proxy materials at your address and would like to request householding of your communications, please contact your broker and our investor relations department as described above.

I also have access to NeoPhotonics Corporation’s Annual Report on Form 10-K. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 28, 2011, is available on the internet along with the Notice and other proxy materials at http://IR.neophotonics.com. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

How can I make a proposal to be voted on at next year’s annual meeting of stockholders?

To be considered for inclusion in the proxy materials for next year’s annual meeting of stockholders, your proposal must be submitted in writing by January 5, 2012, to James D. Fay, Assistant Secretary, c/o NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 USA, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. If you wish to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2012, you must do so in writing following the above instructions not earlier than the close of business on February 18, 2012 and not later than the close of business on March 19, 2012. We advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2012 is held more than 30 days before or after June 17, 2012. The section titled “Board selection” in this proxy statement provides additional information on the director nomination process.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, our proxy materials or your ownership of our common stock, please contact our Investor Relations Department, at 2911 Zanker Road, San Jose, California 95134 USA, telephone +1-408-232-9200.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors unless the board of directors determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the board of directors to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

On April 26, 2011, after discussion and mutual agreement at a meeting of the board of directors, Stephen T. Jurvetson and Yat Bun (“Robert”) Peng, who are each current directors of NeoPhotonics, informed the board of directors that they would not stand for re-election to the board of directors at the Annual Meeting. Messrs. Jurvetson’s and Peng’s decisions were taken in conjunction with the board of directors reducing the authorized number of directors of NeoPhotonics from nine to seven and were not in any way a result of any disagreement between the directors and the board of directors or with NeoPhotonics. In order to keep the director classes of approximately equal size, Björn Olsson was nominated for election as a Class I director and will cease to be a Class III director. As a result, upon the completion of the Annual Meeting, there will be two directors in Class I, three directors in Class II, and two directors in Class III.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Mr. Jenks and Mr. Olsson. Proxies may not be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of such substitute nominee as our Nominating and Corporate Governance Committee may propose. Mr. Jenks and Mr. Olsson have each agreed to serve if elected.

The following table sets forth the names, ages and positions of our directors as of April 25, 2011, the record date:

Name	Age	Position
Timothy S. Jenks	56	President, Chief Executive Officer, Director and Chairman of the Board of Directors
Bandel L. Carano (1)	49	Director
Stephen T. Jurvetson (1)	44	Director
Allan Kwan (2)	52	Director
Björn Olsson (1)	54	Director
Yat Bun (“Robert”) Peng (3)	48	Director
Michael J. Sophie (2)	53	Director
T. Peter Thomas (1)(3)	64	Director
Lee Sen Ting (2)(3)	68	Director

(1)	Member of the Nominating and Corporate Governance Committee.

(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

There are no familial relationships among our directors and executive officers.

The following includes a brief biography of each nominee standing for election to the board of directors at the Annual Meeting, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the board of directors to determine that the applicable nominee should serve as a member of our board of directors.

Class I director nominees for election for a three-year term expiring at the 2014 Annual Meeting

Timothy S. Jenks has served as our President and Chief Executive Officer and as a member of our board of directors since April 1998. From November 2002 until August 2005, Mr. Jenks also served as Chief Executive Officer of NanoGram Corporation, a nanomaterials applications company that we spun out, and served on its board of directors until July 2010 when it was acquired by Teijin Corporation. From November 2002 until March 2003, Mr. Jenks served as Chief Executive Officer and on the board of directors of NanoGram Devices Corporation, a medical device battery company that we spun out and that was acquired by Greatbatch, Inc. in 2004. Mr. Jenks served as our Chief Executive Officer and as a director at the time we filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code to address certain liabilities, including real estate lease obligations in November 2003. From 1985 until 1998, Mr. Jenks served in several positions of increasing responsibility at Raychem Corporation, a California-based materials engineering company, acquired by Tyco International Ltd. in 1998, including General Manager of its Wire & Cable Division serving the Pacific Rim countries; its Wire & Cable Division in Swindon, United Kingdom serving the Europe and the Middle East, and Vice President and General Manager of its electrical products division, based in Munich, Germany and having operations in locations including the United States, Germany, Russia, Singapore, Saudi Arabia and the United Kingdom. Since March 2010, Mr. Jenks has served as a director of Ignis ASA, an optical technology company based in Norway in which, as of April 25, 2011, we have a minority equity investment of approximately 18.7% of the outstanding equity. Mr. Jenks is a former naval officer, and holds a master of business administration degree from the Stanford Graduate School of Business, a master of science degree in nuclear engineering from the Massachusetts Institute of Technology and a bachelor of science degree in mechanical engineering and marine engineering from the U.S. Naval Academy. Mr. Jenks brings to our board of directors demonstrated leadership and management ability at senior levels. In addition, his years of experience in engineered components industries, as well as his leadership in engineering and manufacturing business operations in several countries around the world, provide a valuable perspective for our board. He also brings continuity to our board and deep historic knowledge of our company through his tenure as Chief Executive Officer.

Björn Olsson has served as a member of our board of directors since February 2009. Since July 2009, Mr. Olsson has been a Founding Partner and board member of EMA Technology AB, a Swedish investment company. In the first half of 2009, Mr. Olsson was engaged in market and business research related to founding EMA Technology AB. Previously, Mr. Olsson was Executive Vice President and a member of the Ericsson Group Management Team from January 2004 until December 2008. He joined Telefonaktiebolaget LM Ericsson in 1981 and held several senior management positions, including head of the Broadband, Cellular Systems (North American Standards), Transmission Networks and Systems business units, and as Chief Information Officer. Mr. Olsson holds a master of science in industrial management and engineering from the Linköping Institute of Technology in Sweden. Mr. Olsson has more than 25 years of experience in telecommunications, information technology, general management and leadership experience in the telecommunications industry and wireless systems development and architecture globally. With his extensive knowledge of our industry and locally in Europe, Mr. Olsson brings a deep understanding of our customers’ end markets, providing valuable guidance and direction to our management team and board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL CLASS I DIRECTOR NOMINEES.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

AND CERTAIN CORPORATE GOVERNANCE MATTERS

In addition to the two Class I director nominees, NeoPhotonics has two Class I directors whose term of office expires at the Annual Meeting and five other directors in two other classes who will continue in office after the Annual Meeting with terms expiring in 2012 and 2013. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our voting stock.

The following includes a brief biography of each other director composing the remainder of the board of directors with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the board of directors to determine that the applicable director should serve as a member of our board of directors.

Class I directors continuing in office until the 2011 Annual Meeting and not standing for re-election

Stephen T. Jurvetson has served as a member of our board of directors since March 2004. Since 1997, Mr. Jurvetson has been a Managing Director of Draper Fisher Jurvetson, a venture capital firm. Mr. Jurvetson is a director of Tesla Motors, Inc., a publicly traded company, and Synthetic Genomics, Inc., Space Exploration Technologies and several other private companies. From June 1990 until September 1993, Mr. Jurvetson served as a Consultant at Bain & Company, Inc. From 1987 to September 1989, Mr. Jurvetson served as a part-time research and development engineer at Hewlett-Packard Company, where he worked on communications chip designs. His prior technical experience also includes programming, materials science research (such as electron microscope imaging of semiconductors), and computer design at Hewlett-Packard’s PC Division, the Center for Materials Research, and Mostek Corporation. Mr. Jurvetson holds a master of business administration degree from the Stanford Graduate School of Business, a master of science degree in electrical engineering and a bachelor of science degree in electrical engineering from Stanford University. Mr. Jurvetson has extensive experience in technology development and in assessing technology trends and their impact on markets. His years of venture capital investing, knowledge of semiconductor devices and electronic design, and his creative insights for new technology strategies provide a valuable perspective for our board of directors.

Robert Peng has served as a member of our board of directors since July 2005. Since January 2000, Mr. Peng has served as the Managing Director of China Investments of CEF Holdings Ltd., an investment holding company. Mr. Peng is the Managing Director of Concord Investments Company Ltd., an investment holding company and a director of Changyuan Group Ltd., a heat-shrinkable products manufacturer listed on the Shanghai Stock Exchange. Mr. Peng holds a master of business administration degree from the Chinese University of Hong Kong and a bachelor of arts degree in business administration from the University of Washington. As a China-based venture capitalist working with manufacturing and infrastructure companies, Mr. Peng has provided our management and board of directors with important guidance during the growth of our operations in China.

Class II directors continuing in office until the 2012 Annual Meeting

Bandel L. Carano has served as a member of our board of directors since March 2004. Since 1987, Mr. Carano has been a General Partner of Oak Investment Partners, a venture capital firm he joined in 1985. Mr. Carano is a director of Airspan Networks Inc., Virata, Inc. and Kratos Defense and Security Solutions, Inc. In addition, Mr. Carano has previously invested in and served on the board of directors of public companies including Tele Atlas BV, Synopsys, Inc., FiberTower Corporation and Polycom, Inc. as well as Presidio Network Solutions, a privately held company. Mr. Carano also serves on the Investment Advisory Board of the Stanford Engineering Venture Fund. Mr. Carano holds both a master of science degree and a bachelor of science degree in electrical engineering from Stanford University. As a venture capitalist, Mr. Carano has been involved with numerous technology companies in the telecommunications, wireless, rich media and semiconductor industries including 2Wire, Inc., Avici Systems, Qtera Corporation, Sentient Networks, Inc. and Wellfleet Communications, among others. Mr. Carano’s years of venture capital investing, his experience as a director of various public companies and his insights in building these businesses provide valuable perspective to the board of directors.

T. Peter Thomas has served as a member of our board of directors since 1996. Since April 2004, Mr. Thomas has been a Founder and Managing Director of ATA Ventures, a venture capital firm. He was previously a General Partner at Institutional Venture Partners, a venture capital firm, from 1985 to 2000. Prior to his venture experience, Mr. Thomas worked in a variety of engineering and management positions in high tech companies. His last role from 1975 to 1982 was with Intel Corporation. In the past five years, he has previously been a board member of public companies, including Transmeta Corporation, Atmel Corporation and @Road, Inc. He is presently a director of several privately-held companies. Mr. Thomas holds a master of science degree in computer science from Santa Clara University and a bachelor of science degree in electrical engineering from Utah State University. Mr. Thomas’ years of experience investing in and serving on the board of directors of multiple successful semiconductor and communications-related companies brings significant industry expertise and perspective to the board of directors. His long-standing experience on our board of directors since our founding, as well as his experience on numerous other boards of directors, enables him to provide key insight, historical knowledge and guidance to our management team and board of directors.

Michael J. Sophie has been a member of our board of directors since November 2006. Mr. Sophie has served as a director of Pericom Semiconductor Corporation since August 2008. Mr. Sophie also served as interim President and Chief Executive Officer of Proxim Wireless Corporation, a provider of wireless broadband technologies, from October 2010 to January 2011. Since May 2006, Mr. Sophie has served on the boards of several private companies and provided advisory services. From October 2007 to December 2007, Mr. Sophie served on the board of directors of Marvell Technology Group, a provider of storage, communications and consumer silicon solutions. From March 2003 to January 2007, Mr. Sophie served on the board of directors of McDATA Corporation Ltd., a provider of storage networking solutions. He was previously employed at UTStarcom Inc., a global seller of telecommunications hardware and software products, serving as its Chief Financial Officer from August 1999 through August 2005, and as Chief Operating Officer from June 2005 through May 2006. Previously, Mr. Sophie held executive positions at P-Com, Inc., a developer of network access systems, from August 1993 to August 1999, including Vice President of Finance, Chief Financial Officer and Group President. From 1989 through 1993, Mr. Sophie was Vice President of Finance at Loral Fairchild Corp., a unit of Loral, a defense electronics and communications company. He holds a bachelor of science degree from California State University, Chico and a master of business administration degree from the University of Santa Clara. On May 1, 2008, the Securities and Exchange Commission issued an order in which UTStarcom, its then Chief Executive Officer, and Mr. Sophie, its former Chief Financial Officer, were ordered to cease and desist from causing or committing violations of federal securities laws described in the order. These laws require filing accurate periodic reports with the Securities and Exchange Commission, making and keeping accurate books and records, devising and maintaining adequate internal accounting controls, and accurately providing the officer’s certification that must accompany a publicly traded company’s periodic reports. The order stated that the two individuals failed to implement and maintain adequate internal controls and falsely certified that UTStarcom’s financial statements and books and records were accurate, as more fully set forth in the order. Mr. Sophie agreed to pay a civil fine of $75,000 and consented to the order without admitting or denying the findings (other than Securities and Exchange Commission jurisdiction). The order did not prevent Mr. Sophie from serving as an officer or director of a publicly traded company. Mr. Sophie brings to our board of directors valuable capabilities in financial understanding, business perspective and U.S.-China cross border experience. Mr. Sophie provides an important role in keeping our board of directors current with audit issues, collaborating with our independent registered public accounting firm and management team and providing guidance and advice on our financial position.

Class III directors continuing in office until the 2013 Annual Meeting

Allan Kwan has served as a member of our board of directors since November 2008. Since April 2007, Mr. Kwan has been a Venture Partner of Oak Investment Partners, a venture capital firm. From May 2007 to May 2008, Mr. Kwan served on the board of directors of Linktone Ltd., a China-based wireless content and applications provider. From July 2001 until April 2007, Mr. Kwan served first as Managing Director of North Asia, then as Vice President International of Yahoo! Inc. Mr. Kwan previously served as Chairman and Chief Executive Officer of Asia.com, a provider of web services, and in various senior executive positions at Motorola and Nortel. Mr. Kwan holds a bachelor of applied science degree in mechanical engineering from the University of British Columbia in Canada, a master of business administration degree from the Wharton School, University of Pennsylvania, and a master of arts degree in international studies from the University of Pennsylvania. Mr. Kwan’s leadership experience in senior management and corporate development positions in North America and China, as well as his operating experience in wireline and wireless telecommunications businesses, brings significant industry expertise, cross border expertise and an important global perspective to the board of directors.

Lee Sen Ting has served as a member of our board of directors since October 2007. Since May 2009, Mr. Ting has served as a General Partner of two venture capital funds affiliated with W.R. Hambrecht + Co., LLC. From 2003 through April 2009, Mr. Ting served as a Managing Director at W.R. Hambrecht + Co., LLC, a financial services firm. From October 2000 to March 2002, Mr. Ting served as an Advisory Director to W.R. Hambrecht + Co. LLC. From July 1965 to August 2000, Mr. Ting served in various roles at Hewlett-Packard Company, most recently as Corporate Vice President and a Managing Director. Mr. Ting is a director of the Lenovo Group, a Chinese hardware manufacturer, and Microelectronics Technology Inc. Mr. Ting holds a bachelor of science degree in electrical engineering from Oregon State University and is a graduate of the Stanford Executive Program. Mr. Ting has more than 40 years experience in management and banking positions in the United States and internationally. His lengthy operating experience at Hewlett Packard provided him with extensive knowledge about operating in multiple Asian countries as well as dealing with cross-border management issues. This extensive background and international perspective provides valuable insights to our board of directors.

Previous selection of directors

Prior to the initial public offering of our common stock, which occurred at the beginning of February 2011, we had entered into a voting agreement with certain holders of our common stock and preferred stock. Pursuant to this voting agreement, Mr. Carano, Mr. Thomas, Mr. Jurvetson, Mr. Peng, Mr. Sophie and Mr. Ting were elected as directors. This voting agreement terminated upon completion of our initial public offering, and there are no further contractual arrangements regarding the election of our directors of which we are aware.

Director independence

Our common stock is listed on the New York Stock Exchange. Under the rules of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors within a specified period following that company’s listing date in conjunction with its initial public offering. In addition, the rules of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934. Under the rules of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has previously undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that each of Messrs. Carano, Jurvetson, Kwan, Olsson, Peng, Sophie, Thomas and Ting are “independent directors” as defined under the rules of the New York Stock Exchange, constituting a majority of independent directors of our board of directors as required by the rules of the New York Stock Exchange. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Board leadership structure

Our board of directors is currently chaired by our President and Chief Executive Officer, Mr. Jenks, and our board of directors has appointed Mr. Sophie as lead independent director effective upon the closing of our initial public offering in February 2011. The board of directors believes that combining the positions of Chief Executive Officer and chairman of the board of directors, or Chairman, helps to ensure that the board of directors and management act with a common purpose. The board of directors further believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the board of directors believes that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and the board of directors, facilitating the regular flow of information. In light of the Chief Executive Officer’s extensive history with and knowledge of NeoPhotonics, and because the board of directors’ lead independent director is empowered to play a significant role in the leadership and in reinforcement of the independence of the board of directors, the board of directors believes that it is advantageous for NeoPhotonics to combine the positions of Chief Executive Officer and Chairman.

The board of directors appointed Mr. Sophie as the lead independent director in August 2010 to help reinforce the independence of the board of directors. The board of directors intends to rotate the position of lead independent director on an annual basis. The responsibilities of the lead independent director include: with the Chairman, establishing the agenda for regular board of directors meetings and serving as chairman of such meetings in the absence of the Chairman; establishing the agenda for meetings of the independent directors; coordinating with the committee chairs regarding meeting agendas and informational requirements; presiding over meetings of the independent directors; presiding over any portions of meetings of the board of directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; presiding over any portions of meetings of the board of directors at which the performance of the board of directors is presented or discussed; and coordinating the activities of the other independent directors and performing such other duties as may be established or delegated by the Chairman. As a result, the board of directors believes that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities.

Role of the board in risk oversight

One of the key functions of the board of directors is informed oversight of our various processes for managing risk. The board of directors administers this oversight function directly through the board of directors as a whole, as well as through the standing committees of the board of directors that address risks associated with their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing risk exposure in our strategic plans, development programs, corporate goals and operating plans. Our Audit Committee has the responsibility to consider and discuss our major exposures to financial risk and the steps our management takes to monitor and control these exposures, including guidelines, policies and processes. The Audit Committee monitors our compliance with various legal and regulatory requirements, our whistleblower system, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the board of directors meets with certain members of our executive team, including the heads of our different organizational functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

Meetings of the board of directors

The board of directors met eleven times during the fiscal year ended December 31, 2010. All directors attended at least 75 percent of the aggregate of the meetings of the board of directors and the committees on which they served held during the period for which they were a director and committee member, respectively.

As required under applicable NYSE listing standards, our independent directors shall meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Sophie, in his capacity as lead independent director, will preside over the executive sessions.

Board committees

Our board of directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.

Audit Committee. Our Audit Committee oversees our corporate accounting and financial reporting processes. For that purpose, our Audit Committee, among other things:

•	evaluates the qualifications and performance of our independent registered public accounting firm;

•	determines and approves the scope of engagement and compensation of our independent registered public accounting firm;

•	confers with management and our independent registered public accounting firm regarding the effectiveness of our internal control over financial reporting; and

•	establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

Our Audit Committee also has certain responsibilities, including without limitation, the following:

•	selecting and hiring the independent registered public accounting firm;

•	supervising and evaluating the independent registered public accounting firm;

•	approving audit and non-audit services and fees;

•

reviewing and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls; and

•	reviewing reports and communications from the independent registered public accounting firm.

The Audit Committee met nine times during the fiscal year ended December 31, 2010. The members of our Audit Committee are Messrs. Sophie, Kwan and Ting. Our board of directors has determined that Mr. Sophie is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. Mr. Sophie has also been appointed to serve as the chairman of our Audit Committee. Our board of directors has considered the independence and other characteristics of each member of our Audit Committee. In determining Mr. Kwan’s independence, our board of directors considered Mr. Kwan’s position as a venture partner of Oak Investment Partners, including his lack of voting and dispositive power over any of our shares held by Oak Investment Partners.

The Audit Committee has a written charter, which can be found on our corporate website at http://IR.neophotonics.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Compensation Committee. Our Compensation Committee oversees our corporate compensation policies, plans and benefits programs. The functions of this committee include:

•

reviewing and approving the compensation and other terms of employment of our executive officers and senior members of management and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	reviewing and approving the compensation of our directors; and

•	administering our stock option plans, stock purchase plans, compensation plans and similar programs, including the adoption, amendment and termination of such plans.

See “Compensation Discussion and Analysis” in this proxy statement for further information regarding our Compensation Committee’s processes.

The Compensation Committee met eight times during the fiscal year ended December 31, 2010. Until the Annual Meeting, the members of our Compensation Committee are Messrs. Peng, Thomas and Ting. After the Annual Meeting, the members of our Compensation Committee will be Messrs. Olsson, Thomas and Ting. Mr. Thomas has been appointed to serve as the chairman of our Compensation Committee. We believe that each member of our Compensation Committee meets the requirements for independence under the current requirements of the New York Stock Exchange, is a non-employee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee has a written charter, which can be found on our corporate website at http://IR.neophotonics.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee currently consists of Messrs. Carano, Jurvetson, Olsson and Thomas, each of whom is a non-employee member of our board of directors. After the Annual Meeting, the members of our Nominating and Corporate Governance Committee will be Messrs. Carano, Olsson and Thomas. Mr. Carano has been appointed to serve as the chairman of our Nominating and Corporate Governance Committee. Our board of directors has determined that each of the directors serving on our Nominating and Corporate Governance Committee is independent within the meaning of the listing standards of the New York Stock Exchange. The functions of this committee include:

•	assessing the performance of our management and our board of directors;

•	identifying, reviewing, and evaluating candidates to serve on our board of directors, including nominations by stockholders of candidates for election to our board of directors;

•	reviewing and evaluating incumbent directors;

•	making recommendations to our board of directors regarding the membership of the committees of the board of directors; and

•	developing a set of corporate governance principles.

The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2010. The Nominating and Corporate Governance Committee has a written charter, which can be found on our corporate website at http://IR.neophotonics.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Board selection

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having the highest personal integrity and ethics, possessing relevant expertise, having sufficient time, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees, including incumbent directors and candidates for vacancies on the board of directors, are reviewed in the context of the current composition of the board of directors, our operating requirements and the long-term interests of stockholders. In selecting candidates and existing directors for service on the board of directors, the minimum general criteria set forth below will be considered; specific additional criteria may be added with respect to specific searches. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. Candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates, the Nominating and Corporate Governance Committee intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of NeoPhotonics, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.

Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of NeoPhotonics and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board of directors and NeoPhotonics, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to the diversity of the members of the board of directors, diversity is typically one of a number of factors that the Nominating and Corporate Governance Committee takes into account in identifying nominees as it is important that the members of the board of directors represent diverse viewpoints. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to NeoPhotonics during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for New York Stock Exchange purposes. In fiscal 2010, the Nominating and Corporate Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5 percent of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the board of directors and for inclusion in a proxy statement may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 2911 Zanker Road, San Jose, California 95134 USA at least 120 days prior to the anniversary date of the mailing of our proxy statement for the prior year’s annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder communications with the board of directors

We have not adopted a formal process for stockholder communications with the board of directors. However, every reasonable effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Our stockholders may direct communications to a particular director or to the independent directors generally, in care of: NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 USA.

Corporate governance

Our board of directors has adopted has adopted Corporate Governance Guidelines (the “Guidelines”) that outline, among other matters, the role of the board of directors and the responsibilities of various committees of the board of directors. These Guidelines are available, along with other important corporate governance materials, on our website at http://IR.neophotonics.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. The Guidelines assure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, the role of the board of directors, director orientation and education, director compensation, board meetings and involvement of senior management, board committees, Chief Executive Officer performance evaluation and succession planning and board assessment.

Code of business conduct and ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://IR.neophotonics.com. We intend to disclose future amendments to the code of business conduct and ethics, or any waivers of its requirements on our website to the extent permitted by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

AUDIT COMMITTEE REPORT*

Communications with management and independent registered public accounting firm

The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed PricewaterhouseCoopers LLP’s independence from NeoPhotonics Corporation, including whether PricewaterhouseCoopers LLP’s provision of non-audit services was compatible with that independence.

Recommendation regarding financial statements

Based on the review and discussions referred to above, the Audit Committee unanimously recommended to our board of directors that NeoPhotonics Corporation’s audited fiscal 2010 financial statements be included in our Annual Report on Form 10-K for fiscal 2010.

From the members of our Audit Committee:

Michael J. Sophie, Chairman

Allan Kwan

Lee Sen Ting

*	This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected PricewaterhouseCoopers LLP, our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2011. PricewaterhouseCoopers LLP has audited our consolidated financial statements since fiscal 1997. You are being asked to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2011.

We expect that a PricewaterhouseCoopers LLP representative will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Our board of directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. However, the Audit Committee is not bound by a vote either for or against this proposal. The Audit Committee will consider a vote against PricewaterhouseCoopers LLP by the stockholders in selecting our independent registered public accounting firm in the future. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of NeoPhotonics and our stockholders.

Stockholder approval of this Proposal 2 requires a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. An “ABSTENTION” vote will have the same effect as a vote “AGAINST” this Proposal 2. Discretionary votes by brokers, banks and related agents on this routine proposal will be counted towards the quorum requirement and will affect the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

Principal accountant fees and services

The following table presents fees for services provided by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2010. All fees described below were approved by the Audit Committee.

Year	Audit Fees (1)	Audit-Related Fees	Tax Fees (2)	All Other Fees (3)	Total Fees
2009	$713,800	—	$19,554	$25,600	$758,954
2010	$2,270,500	—	$50,030	$343,212	$2,663,742

(1)	“Audit Fees” consist of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements, and for 2010 include $1,397,500 related to services in connection with our initial public offering, including comfort letters, consents and review of documents filed with the Securities and Exchange Commission.
(2)	“Tax Fees” consists of fees for assistance with state tax proceedings and international tax compliance services relating to certain foreign subsidiaries.
(3)	“All Other Fees” consists of fees for foreign transaction consulting services and other miscellaneous services.

Pre-approval policies and procedures

Applicable Securities and Exchange Commission rules requiring the Audit Committee to pre-approve all audit and non-audit services to be performed by our independent registered public accounting firm are subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee referred to in this Proposal 2 as the “De Minimus Exception”.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are now entitled to vote, on an advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission. Accordingly, we are requesting your advisory approval of the compensation of our named executive officers, as disclosed in the compensation discussion and analysis, the compensation tables, and the narrative discussion set forth on pages 30 to 39 of this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation and alignment with the long-term interests of our stockholders. We encourage you to carefully review the section entitled “Compensation Discussion and Analysis” beginning on page 30 of this proxy statement for additional details on the compensation of our named executive officers, including our compensation philosophy and objectives, as well as the reasons and processes our Compensation Committee used to determine the structure and amounts of the 2010 compensation of our named executive officers.

We are asking you to indicate your support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to NeoPhotonics Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the compensation discussion and analysis, compensation tables and narrative discussion set forth on pages 30 to 39 of the proxy statement, is hereby approved.”

Approval of this Proposal will require the affirmative vote of the majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as “AGAINST” votes.

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON THE COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our stockholders are also enabled to indicate their preference regarding how frequently NeoPhotonics should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in the compensation discussion and analysis, the compensation tables and the related narrative disclosure in our proxy statements. Accordingly, we are asking our stockholders to cast an advisory vote on how frequently we should seek an advisory vote on the compensation of our named executive officers, commonly referred to as a “say on pay” vote, as provided in Proposal 3. This advisory vote is referred to herein as the “frequency of say on pay” vote. Under this Proposal, you may vote on whether you would prefer to have a “say on pay” vote once every year, once every two years or once every three years. Alternatively, you may abstain from casting a vote.

After considering the benefits and consequences of each option for the frequency of say on pay vote, our board of directors recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders every three years. Our executive compensation program is designed in large part to create long-term stockholder value. Therefore, our board of directors believes that holding a frequency of say on pay vote every three years is sufficient and appropriate to assess whether these programs are appropriately motivating employees and driving stockholder value. If we were to hold such votes more frequently, we believe the potential for substantial changes in compensation programs as a result of those votes could interfere with the incentives being provided to executive officers to maximize long-term stockholder value. Corporate results could also be impacted because the potential for more frequent changes in approach may result in a lack of focus on aligning compensation with longer-term company strategies.

You may cast your vote on your preferred voting frequency by choosing the option of every “1 YEAR”, “2 YEARS” or “3 YEARS,” or abstain from voting when you vote in response to the resolution set forth below. To be determined as the frequency with which NeoPhotonics shall conduct an advisory vote on the compensation of our named executive officers, the selection receiving a majority of the votes present and entitled to vote will be considered the frequency preferred by our stockholders. Votes to “ABSTAIN” will have the same effect as “AGAINST” votes for all three alternatives. Broker non-votes will have no effect. Accordingly, the board of directors is asking stockholders to indicate their preferred voting frequency by voting for once every year, once every two years or once every three years or abstaining from voting on the following resolution:

“RESOLVED, that the option of one year, two years, or three years that receives a majority of votes cast for this resolution will be determined to be the preferred frequency with which NeoPhotonics Corporation is to hold an advisory stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the compensation discussion and analysis, compensation tables and narrative discussion).”

Our board of directors and our Compensation Committee value the opinions of our stockholders in this matter, and our board of directors will give careful consideration to the majority vote of our stockholders and will evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the board of directors or NeoPhotonics, our board of directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by a majority of our stockholders. The advisory vote of our stockholders will not be construed to create or imply any change or addition to the fiduciary duties of the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR A “3 YEARS” FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

MANAGEMENT

Executive officers

The following table sets forth the names, ages and positions of our executive officers as of April 25, 2011, the record date:

Name	Age	Position
Timothy S. Jenks	56	President, Chief Executive Officer, Director and Chairman of the Board of Directors
James D. Fay	38	Vice President and Chief Financial Officer
Benjamin L. Sitler	55	Vice President of Global Sales
Dr. Chi Yue (“Raymond”) Cheung	43	Vice President and Chief Operating Officer
Dr. G. Ferris Lipscomb	58	Vice President of Marketing
Dr. Wupen Yuen	41	Vice President of Product Development and Engineering

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no familial relationships among our directors and executive officers. The biographical information of Timothy S. Jenks, our President and Chief Executive Officer, can be found on page 8 of this proxy statement under the section entitled “Class I director nominees for election for a three-year term expiring at the 2014 Annual Meeting. Set forth below is biographical information, including the experiences, qualifications, attributes and skills of our other executive officers.

Executive officers

James D. Fay has served as our Vice President and Chief Financial Officer since January 2009 and previously served as our Vice President of Legal Affairs and General Counsel from May 2007 to January 2009. From March 2007 to May 2007, Mr. Fay was in private practice representing start-up companies. From January 2000 until March 2007, Mr. Fay served as Senior Vice President, Corporate Affairs and General Counsel for @Road, Inc., a mobile resource management service provider acquired by Trimble Navigation Limited in March 2007. From October 1998 until January 2000, Mr. Fay was an attorney for Venture Law Group. Mr. Fay holds a juris doctor degree from Harvard Law School and bachelor of arts degrees in international business and French from North Central College.

Benjamin L. Sitler has served as our Vice President of Worldwide Sales since July 2007 and previously served as our Vice President of Tunable Products from November 2006 to July 2007. From June 2003 until November 2006, Mr. Sitler served as President and Chief Executive Officer of Paxera Corporation, a provider of tunable lasers, which was acquired by us in November 2006. From December 2002 until May 2003, Mr. Sitler served as Vice President of Business Development of JCP Photonics, Inc., a tunable fiber laser company. From November 1999 until September 2002, Mr. Sitler served as Vice President of Worldwide Sales of Lightwave Microsystems Corporation, a communications equipment company that was acquired by us in 2003. From 1984 until 1999, Mr. Sitler served in a variety of positions for Raychem Corporation. Mr. Sitler is a former naval officer, and holds a master of business administration degree from the Anderson School of Business at the University of California, Los Angeles and a bachelor of science degree in mechanical engineering from the U.S. Naval Academy.

Raymond Cheung, Ph.D. has served as our Vice President and Chief Operating Officer since November 2008 and is an employee of NeoPhotonics (China) Co., Ltd. Previously, he served as our Vice President of Research and Development from September 2007 to October 2008 and Vice President of Product Engineering from June 2007 to August 2007. From April 2004 until May 2007, Dr. Cheung served as Director of SAE Magnetics (HK) Ltd., a hard disc drive design and manufacturing company, and was responsible for manufacturing operations in Dongguan, China. Dr. Cheung has also held various senior technical, operations and management positions with Hong Kong Applied Science & Technology Research Institute and Philips Semiconductor. Dr. Cheung holds a doctorate degree in materials and mechanics from Cambridge University (UK) and a bachelor of engineering degree in mechanical engineering from King’s College London (UK).

G. Ferris Lipscomb, Ph.D. has served as our Vice President of Marketing since November 2002. Mr. Lipscomb served as our Vice President of Marketing at the time we filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code to address certain liabilities, including real estate lease obligations in November 2003. From January 1999 until October 2002, Dr. Lipscomb served as Vice President of Marketing of Lightwave Microsystems Corporation, which was acquired by us in 2003. From January 1993 until December 1998, Dr. Lipscomb served in various positions including as General Manager and Executive Vice President at Akzo Nobel Electronic Products, Inc., a division of a multinational materials company. From September 1983 until December 1993, Dr. Lipscomb served in various positions including Chief Scientist for Photonics and Lightwave Technology in the Research and Development Division of Lockheed Missiles & Space Company. From September 1981 until August 1983, Dr. Lipscomb served on the Technical Staff of the TRW Technology Research Center. Dr. Lipscomb holds a doctorate degree in solid state physics from the University of Pennsylvania and a bachelor of science degree from the University of North Carolina, Chapel Hill.

Wupen Yuen, Ph.D. has served as our Vice President of Product Development and Engineering since September 2006 and previously served as our Director of Business Development since joining us in January 2005. From August 2002 until December 2004, Dr. Yuen served as Chief Technology Officer of Bandwidth9, Inc., a telecommunications tunable laser company. Dr. Yuen was Chief Technology Officer of Bandwidth9 when it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in August 2004. Dr. Yuen holds a doctorate degree in electrical engineering, a master of science in electrical engineering from Stanford University and a bachelor of science in electrical engineering from National Taiwan University.

EQUITY BENEFIT PLANS

The following table provides information as of December 31, 2010 with respect to shares of our common stock that may be issued under existing equity compensation plans.

Equity compensation plan information

Plan Name	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted Average Exercise Price of Outstanding Options (1) (b)	Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,012,637	$5.86	1,207,988	(2)
Equity compensation plans not approved by security holders (3)	10,400	$4.25	—

(1)	Our common stock was not publicly traded during 2010, and the exercise price of the options was determined by our board of directors on the grant date based on its determination of the fair market value of our common stock on such grant date.
(2)	As of the consummation of our initial public offering in February 2011, no additional options will be granted under our 2004 Stock Option Plan. However, all outstanding options continue to be governed by their existing terms. Our 2010 Equity Incentive Plan became effective upon the consummation of our initial public offering in February 2011, and the number of shares of our common stock reserved for issuance under the 2010 Equity Incentive Plan will automatically increase on January 1st each year, starting on January 1, 2012 and continuing through January 1, 2020, by 3.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares of common stock as determined by our board of directors. Our 2010 Employee Stock Purchase Plan became effective upon the consummation of our initial public offering in February 2011 and the number of shares of our common stock reserved for issuance under the 2010 Employee Stock Purchase Plan will automatically increase on January 1st each year, starting on January 1, 2012 and continuing through January 1, 2020, in an amount equal to the lesser of (a) 3.5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 600,000 shares of our common stock or (c) such lesser number of shares of common stock as determined by our board of directors.
(3)	Consists of non-qualified stock options granted outside of an equity compensation plan as compensation for prior services rendered to NeoPhotonics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2011 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers as set forth in the Summary Compensation Table on page 41 of this proxy statement;

•	each of our directors; and

•	all executive officers and directors as a group.

The percentage ownership information shown in the table below is based upon 24,647,579 shares of common stock outstanding as of March 31, 2011.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options and warrants held by the respective person or group which may be exercised or converted within 60 days after March 31, 2011. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134, USA.

	Beneficial ownership
Name and address of beneficial owner	Total shares of common stock	Percent
5% Stockholders:
Funds affiliated with Oak Investment Partners (1) 525 University Avenue, Palo Alto, CA 94301	5,295,473	21%
Funds affiliated with Draper Fisher Jurvetson (2) 2882 Sand Hill Road, Suite 150, Menlo Park, CA 94025	1,714,042	7%
International Finance Corporation 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433	1,520,000	6%

Named executive officers and directors:
Timothy S. Jenks (3)	421,897	2%
James D. Fay (4)	109,918	*
Benjamin L. Sitler (5)	106,762	*
Dr. Raymond Cheung (6)	71,833	*
Dr. Wupen Yuen (7)	90,471	*
Bandel L. Carano (8)	5,298,306	21%
Stephen T. Jurvetson (9)	1,716,875	7%
Allan Kwan (10)	3,541	*
Björn Olsson (11)	4,791	*
Robert Peng (12)	853,477	3%
Michael J. Sophie (13)	10,416	*
T. Peter Thomas (14)	768,158	3%
Lee Sen Ting (15)	7,790	*
All executive officers and directors as a group (13 people) (16)	9,464,235	38%

*	Represents less than 1%.
(1)

Includes 1,622,872 shares of common stock held by Oak Investment Partners IX, LP, 38,947 shares of common stock held by Oak IX Affiliates Fund A, LP, 17,291 shares of common stock held by Oak IX Affiliates Fund, LP, 100,555 shares of common stock held by Oak Investment Partners XI, LP, 3,460,256 shares of common stock held by Oak Investment Partners X, LP, and 55,552 shares of common stock held by Oak X Affiliates Fund, LP. The names of the parties who share power to vote and dispose of the shares held by Oak Investment Partners IX, L.P. are Bandel L. Carano (a member of our board of directors), Edward F. Glassmeyer, Gerald R. Gallagher, Fredric W. Harman and Ann H. Lamont, each of whom is a Managing Member of Oak Associates IX, LLC, the General Partner of Oak Investment Partners IX, L.P. The names of the parties who share power to vote and dispose of the shares held by Oak IX Affiliates Fund, L.P. and Oak IX Affiliates Fund-A, L.P. are Bandel L. Carano, Fredric W. Harman, Edward F. Glassmeyer, Gerald R. Gallagher and Ann H. Lamont, each of whom is a Managing Member of Oak IX Affiliates, LLC, the General Partner of both Oak IX Affiliates Fund, L.P. and Oak IX Affiliates Fund-A, L.P. The names of the parties who share power to vote and dispose of the shares held by Oak Investment Partners X, L.P. are Bandel L. Carano, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont, each of whom is a Managing Member of Oak Associates X, LLC, the General Partner of Oak Investment Partners X, L.P. The names of the parties who share power to vote and dispose of the shares held by Oak X Affiliates Fund, L.P. are Bandel L. Carano, Edward F. Glassmeyer, Fredric W. Harman and Ann H. Lamont, each of whom is a Managing Member of Oak X Affiliates, LLC, the General Partner of Oak X Affiliates Fund, L.P. The names of the parties who share power to vote and dispose of the shares held by

Oak Investment Partners XI, L.P. are Bandel L. Carano, Edward F. Glassmeyer, Gerald R. Gallagher, Fredric W. Harman and Ann H. Lamont, each of whom is a Managing Member of Oak Associates XI, LLC, the General Partner of Oak Investment Partners XI, L.P. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein.

(2)	Includes 1,567,305 shares of common stock held by Draper Fisher Jurvetson Fund VII, L.P., 56,796 shares of common stock held by Draper Fisher Associates III Annex Fund, L.P., 42,322 shares of common stock held by Draper Associates, L.P., 22,847 shares of common stock held by Draper Fisher Jurvetson Partners VII, LLC, 5,063 shares of common stock held by Draper Fisher Partners, LLC and 160 shares of common stock held by Draper GC Partners, LLC. Timothy C. Draper, John H.N. Fisher and Steven T. Jurvetson (a member of our board of directors) are Managing Directors of the general partner entities of Draper Fisher Jurvetson Fund VII, L.P. and also Managing Members of Draper Fisher Jurvetson Partners VII, LLC, that directly hold shares and as such, they may be deemed to have voting and investment power with respect to such shares. Timothy C. Draper, John H.N. Fisher and Steven T. Jurvetson are Managing Directors of the general partner entities of Draper Fisher Associates III Annex Fund, L.P., that directly holds shares and as such, they may be deemed to have voting and investment power with respect to such shares. The investing and voting power of the shares held by Draper Associates, L.P. is controlled by its General Partner, Draper Associates, Inc. which is controlled by its President and majority shareholder, Timothy C. Draper. Timothy C. Draper and John H.N. Fisher are Managing Members of Draper Fisher Partners, LLC, that directly holds shares and as such, they may be deemed to have voting and investment power with respect to such shares. Timothy C. Draper is the Managing Member of Draper GC Partners LLC, that directly holds shares and as such, they may be deemed to have voting and investment power with respect to such shares. These individuals disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein. In addition, 19,549 shares of common stock are held by individuals and trusts affiliated with Draper Fisher Jurvetson.
(3)	Includes 24,674 shares of common stock and 379,925 shares of common stock subject to options that are exercisable within 60 days of March 31, 2011. Also includes 2,798 shares of common stock held by the Timothy S. Jenks and Atsuko K. Jenks Declaration of Trust dated January 7, 1996. Also includes 14,500 shares of common stock held by Mr. Jenks’s spouse, Atsuko K. Jenks, as custodian for his minor children.
(4)	Includes 69,999 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011 and 39,919 shares of common stock.
(5)	Includes 82,921 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011 and 23,841 shares of common stock.
(6)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.
(7)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.
(8)	Includes the shares of common stock and preferred stock detailed in Note (1) above held by entities affiliated with Oak Investment Partners. Also includes 2,833 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.
(9)	Includes the shares of common stock detailed in Note (2) above held by entities affiliated with Draper Fisher Jurvetson Funds. Also includes 2,833 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.
(10)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011. Although Mr. Kwan is a venture partner of Oak Investment Partners, he has no voting or dispositive power over any of our shares held by Oak Investment Partners.
(11)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.
(12)

Includes 646,641 shares of common stock held by Nison Limited, 100,277 shares of common stock held by Wellway International Limited and 103,726 shares of common stock held by Creative China Investment Limited. Concord Investments Co. Ltd. owns 100% of the shares of Nison Limited and Wellway International Limited and 55% of the shares of Creative China Investment Limited. Robert Peng (a member of our board of directors) is a director of each of Nison Limited, Wellway International Limited and Creative China Investment Limited and may be deemed to have voting and investment power with respect to these shares. Mr. Peng disclaims ownership of these shares except to the extent of his proportionate pecuniary interest therein. Also includes 2,833 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.

(13)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.
(14)	Includes 527,237 shares of common stock held by ATA Ventures I, L.P., 19,957 shares of common stock held by ATA Affiliates Fund I, L.P. and 5,015 shares of common stock held by ATA Investment Fund I L.P., 208,853 shares of common stock held by Institutional Venture Partners VII, L.P., 4,250 shares of common stock held by Institutional Venture Management VII, L.P. and 13 shares of common stock held by IVP Founders Fund I, L.P. T. Peter Thomas is a Managing Director of the general partner entities of ATA Management 1 LLC, and the General Partner of each of ATA Ventures I, L.P., ATA Affiliates Fund I, L.P. and ATA Investment Fund I, L.P., and as such, may be deemed to have beneficial ownership with respect to the shares held by the ATA entities. Institutional Venture Management is the General Partner of Institutional Venture Partners VII, L.P and the General Partners of Institutional Venture Management VII, L.P. include Mr. Thomas. The General Partner of IVP Founders Fund I, L.P. Institutional Venture Management VI, L.P. and the General Partners of Institutional Venture Management VI, L.P. include Mr. Thomas. As such, Mr. Thomas may be deemed to have beneficial ownership with respect to the shares held by the Institutional Venture Partners/IVP entities. Mr. Thomas disclaims beneficial ownership of all of the shares referenced above except to the extent of his proportionate pecuniary interests therein. Also includes 2,833 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.
(15)	Consists solely of shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011.
(16)	Includes 733,019 shares of our common stock issuable upon exercise of options exercisable within 60 days of March 31, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten percent beneficial owners of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers and greater than ten percent stockholders are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

We did not become subject to Section 16(a) until February 2011 and, consequently, there were no Section 16 filing requirements to be satisfied during fiscal 2010.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion describes and analyzes our executive compensation programs and policies as they applied in 2010 to Timothy S. Jenks, James D. Fay, Benjamin L. Sitler, Dr. Raymond Cheung and Dr. Wupen Yuen, who we also refer to as our named executive officers for 2010.

Compensation philosophy and objectives

Our executive compensation program has four primary components—base salary, performance-based cash bonuses, long-term equity incentive awards and severance/change in control benefits. We also provide our executive officers with health and welfare benefits that are available to all salaried employees.

General. The various elements comprising our executive officer compensation program are designed to achieve the following objectives:

•	provide total compensation packages that attract, motivate, reward and retain exceptional executive-level talent;

•	establish a direct and meaningful link between corporate, individual and team performance and the compensation payable in respect of such performance;

•	provide strong incentives for our named executive officers to promote our growth and create stockholder value; and

•	align the financial interests of the named executive officers with those of our stockholders.

While our Compensation Committee (or our board of directors, as applicable) reviews the total compensation package for each of our named executive officers in connection with the decisions it makes each year regarding each individual element of compensation, the amount of any one element of compensation awarded is generally determined independent of the amount of any other element awarded. Our Compensation Committee (or board of directors, as applicable) determines the appropriate level for each compensation component in a given year based on a number of factors, the importance of any one of which may vary in any given year, including:

•	corporate and/or individual performance, as we believe this encourages our named executive officers to focus on achieving our business objectives;

•	the need to motivate executives to address particular business challenges that are unique within any given year;

•

the experiences and individual knowledge of the members of our board of directors regarding compensation of similarly situated executives at other companies (with reference to third party surveys of compensation paid to such executives at our peer group of companies), as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•	internal pay equity of the compensation paid to one named executive officer as compared to another, as we believe this contributes to retention and a spirit of teamwork among our executives;

•	the potential dilutive effect on our stockholders generally from equity awards granted to named executive officers;

•	common pay practices and local economic conditions in foreign countries where a named executive officer may work;

•

broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business;

•	reviewing and approving the compensation of our directors; and

•

individual negotiations with executives, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at their prior employer in order to work for us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of smooth transitions.

Our intent is to perform at least an annual review of our named executive officers’ overall compensation packages to determine whether they meet our compensation objectives.

Benchmarking. In setting compensation levels for our named executive officers prior to 2010, we did not create a peer group of companies, rely on any third party survey data or otherwise engage in benchmarking. Like the boards of many private companies, our Compensation Committee (or our board of directors, as applicable) discussed compensation levels in the context of the experiences and individual knowledge of each board member. This approach called for our board members to use their reasonable business judgment in determining compensation levels that would allow us to compete in hiring and retaining the best possible talent, without the cost of engaging a compensation consultant or otherwise obtaining third party survey data (data which, in the private company context, is not as readily available as it is for public companies). As described below under “2010 peer group of companies,” starting in 2010, we developed a peer group of companies, and we began to review third party survey data for this peer group of companies in setting compensation (without benchmarking to any specified level of compensation paid by any specific companies).

Role of our Compensation Committee. Our Compensation Committee is generally responsible for:

•

reviewing and approving the compensation and other terms of employment of our named executive officers and senior members of management and reviewing and approving corporate performance goals and objectives relevant to such compensation; and

•	administering our stock option plans, stock purchase plans, compensation plans and similar programs, including the adoption, amendment and termination of such plans.

For 2010, our Compensation Committee approved base salary amounts for our named executive officers in July 2010, and determined bonus payouts based on 2010 performance for our named executive officers in March 2011. Our Compensation Committee may, at its discretion and in accordance with the philosophy of making all information available to our board of directors, present executive compensation matters to the entire board of directors for their review and approval. At various board meetings in 2010 (as further described below in the discussions of each element of compensation), our Compensation Committee presented its recommendations on target bonus levels and equity awards for our named executive officers to our board of directors for approval. In each instance, our board of directors (including the non-employee directors) approved these recommendations as presented without material modification.

As part of its deliberations, in any given year, our Compensation Committee may review and consider materials such as our financial reports and projections, operational data, tax and accounting information regarding potential compensation, executive and director stock ownership information, analyses of historical executive compensation levels and current company-wide compensation levels, and the recommendations of our Chief Executive Officer.

Role of our management. For executives other than the Chief Executive Officer, our Compensation Committee (or the non-employee members of our board of directors, as applicable) solicits and considers the performance evaluations and compensation recommendations submitted by the Chief Executive Officer. In the case of the Chief Executive Officer, our Compensation Committee (or the non-employee members of our board of directors, as applicable) evaluates his performance and determines whether to make any adjustments to his compensation.

Our human resources and finance departments work with our Chief Executive Officer to propose for approval the design of compensation programs applicable to our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data and other briefing materials and ultimately, to implement the decisions of our Compensation Committee (or our board of directors, as applicable).

No named executive officer was present or participated directly in the final determinations or deliberations of our Compensation Committee (or our board of directors, as applicable) regarding the amount of any component of his own 2010 compensation package.

Role of our compensation consultant. In March 2010, our Compensation Committee retained Compensia, an independent compensation consultant, to assist the Compensation Committee in its deliberations on compensation payable to our named executive officers. The Compensation Committee also considers input from Compensia on compensation payable to non-executive members of our board of directors. Other than providing limited advice to our management team regarding the design of our newly adopted broad-based equity compensation plans (the cost of such services to management did not, in 2010, exceed $40,000), Compensia does not provide any other services to management. We pay the cost for the consultant’s services.

The nature and scope of services of Compensia’s services in 2010 included the following:

•	working with management to provide recommendations to our Compensation Committee regarding the composition of our peer group of companies;

•	providing compensation data for similarly situated executive officers at our peer group of companies;

•	providing advice to our Compensation Committee regarding the compensation levels for similarly situated executive officers at our peer group companies;

•	providing advice regarding best practices and market trends in executive compensation;

•	assisting with the design of our broad based equity compensation program, and other executive compensation arrangements, as needed;

•	preparing for and attending Compensation Committee meetings, as requested by our Compensation Committee; and

•	working with our named executive officers and human resource personnel to obtain any information needed about us in order to provide its services.

2010 peer group of companies. Our Chief Executive Officer, human resources and finance teams worked with Compensia and the chair of our Compensation Committee to determine a set of peer companies for purposes of making compensation decisions in 2010. The companies selected were comparable to us with respect to industry segment (that is, telecommunications equipment companies), revenue level (that is, between $75 million and $400 million), and market conditions (that is, generally with revenue growth despite the challenging global economic environment). In April 2010, based on consultations with Compensia and the recommendations of our management, our Compensation Committee approved the following companies as our peer group of companies for purposes of determining 2010 compensation:

Aruba Networks Inc.	IPG Photonics Corporation	Oplink Communications, Inc.
BigBand Networks, Inc.	Ixia	Opnext, Inc.
Emcore Corporation Harmonic Inc. Infinera Corporation	Mindspeed Technologies, Inc. Occam Networks, Inc. Oclaro, Inc.	Vitesse Semiconductor Corporation

Compensation of our named executive officers

Elements of compensation. As noted above, our executive compensation program has four primary components—base salary, performance-based cash bonuses, long-term equity incentive awards and severance/change in control benefits. We also provide our named executive officers with health and welfare benefits that are available to all salaried employees. The table below outlines which factors were material to the decisions of our Compensation Committee and our board of directors in 2010 and the reasons such element of compensation is provided.

Compensation element	Material factors considered	Objective
Base salary	• Board members’ experience and knowledge • Historical negotiations and salary levels • Broader market conditions • Compensation paid at peer companies	• Attract and retain experienced executives

Performance-based cash bonuses

•    Board members’ experience and knowledge

•    Level of achievement of corporate objectives, particularly in light of broader market conditions

•    Subjective review of each executive’s overall individual performance

•    Internal pay equity

•    Broader market conditions

•    Balance sheet and expected future cash flows

•    Retain exceptional talent

•    Motivate executives to achieve company objectives

•    Link corporate and individual performance with compensation paid

•    Provide incentives to promote our growth and create stockholder value

•    Align the financial interests of the executive officers with those of our stockholders

Long-term equity incentive awards

•    Board members’ experience and knowledge

•    Level of achievement of corporate objectives, particularly in light of broader market conditions

•    Internal pay equity

•    The potential dilutive effect on our stockholders

•    Compensation paid at peer companies

•    Retain exceptional talent

•    Motivate executives to achieve company objectives

•    Link corporate and individual performance with compensation paid

•    Provide incentives to promote our growth and create stockholder value

•    Align the financial interests of the executive officers with those of our stockholders

Compensation element	Material factors considered	Objective
Severance/Change in control benefits	• Board members’ experience and knowledge • Internal pay equity • Historical individual negotiations with executives

•    Retain exceptional talent

•    Motivate executives to achieve company objectives, which may in any given year include completion of a strategic transaction

•    Align the financial interests of the executive officers with those of our stockholders—that is, the completion of a desired transaction without regard to executive’s own compensation/job security

Base salary. Historically, our board of directors has reviewed and adjusted the annual salaries for each of our named executive officers on an as-needed basis (that is, not at a specific time each year). In July 2010, our Compensation Committee reviewed base salaries for our named executive officers. As part of this review, the committee reviewed and considered a report prepared by Compensia, which included an assessment of our executives’ base salaries relative to those of comparable executives at our peer group of companies and a broad group of high technology companies (both public and private). After considering input from Compensia (but without benchmarking to any specific level), as well as the Compensation Committee members’ collective knowledge and experience on compensating individuals in positions held by our named executive officers at other companies, the improved state of our industry and changes in the local economies in which we operate, our Compensation Committee approved increases to the base salaries of each of our named executive officers, effective July 1, 2010, as follows:

Named executive officer	New base salary
Timothy S. Jenks	$330,000
James D. Fay	285,000
Benjamin L. Sitler	226,000
Dr. Raymond Cheung	251,306
Dr. Wupen Yuen	215,000

Performance-based cash bonuses. In December 2009, our board of directors approved the terms of the annual discretionary cash bonus opportunity for each of our named executive officers for 2010.

In 2010, our board of directors determined each named executive officer’s target bonus opportunity, expressed as a percentage of base salary, as follows: 30% for Mr. Jenks and 25% for each of Messrs. Fay and Sitler and Drs. Cheung and Yuen. These percentages were determined based on our board members’ collective knowledge and experiences, the recommendations of our Chief Executive Officer, other than in connection with himself, and considerations for internal pay equity—that is, while our board of directors generally believes compensation for our named executive officers should increase with responsibility, our board of directors also recognized that achievement of the corporate goals underlying the 2010 bonus programs would require a team effort among management, and therefore the target bonus percentages should fall within a narrow range, with the largest percentage awarded to our Chief Executive Officer in light of his responsibilities.

Our board of directors structured the 2010 bonus program so that payouts would be determined based in part on achievement against corporate objectives, including:

•	U.S. GAAP revenue for the year ended December 31, 2010;

•	U.S. GAAP gross margin for the year ended December 31, 2010;

•	Adjusted EBITDA for the year ended December 31, 2010; and

•	Confidential metrics related to customer satisfaction for the years ended December 31, 2010.

Our board of directors picked these goals because the board of directors believed they are the best indicators of the achievement of the execution of our operating plan and are factors critical to increasing the value of our common stock. The board of directors believed these goals therefore best aligned the financial interests of the executive officers with those of the stockholders.

Our board of directors established performance goals for each of the corporate objective metrics. While these various performance goals were selected, they were merely non-binding guidelines to be used as one factor in determining the actual bonuses earned. In establishing the bonus program for 2010, our board of directors did not ascribe a specific dollar value in bonus payout to any one of the aforementioned corporate goals or to any individual performance achievements. Instead, our Compensation Committee awarded actual bonuses for 2010 performance based upon a general, subjective conclusion as to the appropriate bonus amounts in light of (1) corporate performance against each of the corporate goals, (2) whether each named executive officer has performed his duties in a satisfactory manner, and (3) our overall budget (that is, the appropriate level of bonuses to pay in light of broader economic conditions and our balance sheet and expected cash flows).

Corporate objective (1) (all dollar figures in millions)	Goal	Actual 2010 achievement
U.S. GAAP revenue for 2010	$194	$184.1
U.S. GAAP gross margin for 2010	31%	30%
Adjusted EBITDA for 2010	$21	$20.4

(1)	We are not disclosing the confidential internal performance goals related to customer satisfaction as we believe doing so could cause material competitive harm to us. Specifically, we believe doing so could enable competitors and customers to determine our key strategic and financial goals and pricing strategies, thereby potentially placing us at a significant strategic and competitive disadvantage. When our board of directors established these goals in early 2010, it believed these goals were difficult to achieve. More importantly, we are not disclosing these goals or actual achievement levels because given the expected overall subjective nature of the determination of the actual bonus amounts awarded for 2010 performance, we believe that disclosure of these performance goals and the actual results is not material to our stockholders’ understanding of our compensation policies and decisions for 2010.

In making the final decision in the first quarter of 2011 on the amount of 2010 bonuses earned by our named executive officers for performance in 2010, our Compensation Committee considered these corporate results as well as (1) the performance reviews for each named executive officers (other than for himself) given by the Chief Executive Officer, (2) our Compensation Committee’s evaluation of the Chief Executive Officer’s performance, (3) internal pay equity and (4) our Compensation Committee’s evaluation of the appropriateness of the amount of the bonuses in light of our balance sheet, expected cash flows and broader economic considerations, notwithstanding our performance against corporate goals and the material role each named executive officer played in achieving our performance. Our Compensation Committee did not apply any specific weighting or formula for these factors, but considered them as a whole. In considering each named executive officer’s individual performance, our Compensation Committee made note of the following:

•	With respect to Mr. Jenks, his leadership and his vision for NeoPhotonics, which our Compensation Committee believes played a vital part in our success to date.

•	With respect to Mr. Fay, his development of our finance organization and execution of our initial public offering.

•	With respect to Mr. Sitler, his performance in generating revenue and development of our sales organization.

•	With respect to Dr. Cheung, his performance in managing production and development of our quality organization, as well as his key role in our achievement of the gross margin results for 2010.

•	With respect to Dr. Yuen, his performance in delivering new products and product designs.

As a result of these deliberations, the Compensation Committee awarded actual 2010 bonuses in the first quarter of 2011 to our named executive officers as follows:

Named executive officer	Target bonus award	Actual bonus award
Timothy S. Jenks	$99,000	$165,000
James D. Fay	71,250	101,000
Benjamin L. Sitler	56,500	71,000
Dr. Raymond Cheung	62,827	75,000
Dr. Wupen Yuen	53,750	72,500

We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment.

Long-term equity incentive awards. We utilize long-term equity incentive awards in the form of options to purchase our common stock to ensure that our named executive officers have a continuing stake in our long-term success. We award equity compensation because we believe that if our named executive officers own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. We also believe that equity compensation is an integral component of our efforts to attract exceptional executives, senior management and employees.

We believe that properly structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. Specifically, because we grant stock options with an exercise price equal to the fair market value of our common stock on the date of grant (which prior to our initial public offering had been determined by our board of directors), these options will have value to our named executive officers only if the fair market value of our common stock increases after the date of grant and through the date of vesting. Typically, stock options granted to our named executive officers vest over 48 months with 25% of the options vesting on the first anniversary of the date of grant, and the remainder vesting monthly over the next 36 months. This vesting schedule provides a retention incentive to our named executive officers. In addition, under the terms of our stock plans, the vesting of options is partially accelerated in the event of certain material corporate transactions, as well as in the event of certain involuntary terminations of employment following certain material corporate transactions. We believe these accelerated vesting provisions are appropriate in light of the collective knowledge and experiences of our board members on compensating individuals in the positions held by our named executive officers at other companies (without reference to any specific peer group or any specific benchmark level of compensation), and therefore allow us to attract and retain high quality executives, and, in the case of accelerated vesting upon a change in control, the accelerated vesting allows our named executive officers to focus on closing a transaction that may be in the best interest of our stockholders even though the transaction may otherwise result in a termination of their employment and, absent such accelerated vesting, a forfeiture of their unvested equity awards.

While our board of directors has delegated authority to our Compensation Committee to make stock option grants to executive officers, all stock option grants previously awarded to our executive officers have been granted by our full board of directors. These grants have been made as and when necessary, as determined by our board of directors, rather than at a specific time each year.

In determining the size of stock option grants made in 2010 to our named executive officers, our Compensation Committee made its recommendations based primarily on the members’ experience and knowledge, internal pay equity (that is, generally similar award sizes as among the named executive officers, with larger awards to our Chief Executive Officer in light of his responsibilities), our performance (that is, the achievement as of the date of grant toward the achievement of the financial metrics described above under the 2010 bonus program), and the potential dilutive effect on our stockholders. These factors were considered as a whole, without any specific weighting or formula.

In January 2010, our Compensation Committee recommended, and our board of directors approved, the following stock option grants under our 2004 Stock Option Plan:

Named executive officer	Number of options
Timothy S. Jenks	16,799
James D. Fay	14,000
Benjamin L. Sitler	8,400
Dr. Raymond Cheung	12,000
Dr. Wupen Yuen	11,200

In determining the size of the stock option grants made in January 2010 to our named executive officers, our Compensation Committee made its recommendations based primarily on the members’ experience and knowledge, an assessment of each individual’s existing equity ownership and vesting status, our performance (that is, the achievement of certain financial metrics described above under the 2010 bonus program), the potential dilutive effect on our stockholders, and the expected potential dilutive effect of our initial public offering on our named executive officers. These factors were considered as a whole, without any specific weighting or formula.

On November 2, 2010, our board of directors approved the amount of several options to purchase shares of our common stock to be granted to our named executive officers. These options were granted on December 13, 2010 at the fair market value of our common stock on the grant date.

Named executive officer	Number of options
Timothy S. Jenks	18,000
James D. Fay	16,000
Benjamin L. Sitler	12,000
Dr. Raymond Cheung	12,000
Dr. Wupen Yuen	12,000

In determining the size of stock options granted in December 2010 to our named executive officers, our Compensation Committee made its recommendations based primarily on the members’ experience and knowledge, an assessment of each individual’s existing equity ownership and vesting status, our performance through September 30, 2010, the potential dilutive effect on our stockholders, the expected potential dilutive effect of our initial public offering on our named executive officers, and consideration of equity positions held by similar executives at our peer group of companies (without benchmarking to any specified levels). These factors were considered as a whole, without any specific weighting or formula.

Equity compensation policies. We encourage our named executive officers to hold a significant equity interest in NeoPhotonics, but have not set specific ownership guidelines. Additionally, in April 2010, we adopted a grant timing policy with respect to stock options awarded by our Chief Executive Officer after our initial public offering completed in February 2011 to newly hired non-officer employees. Those grants will be made effective as of the 15th day of the month (or first market trading day thereafter if the 15th is not a market trading day) following the month in which the employee starts work for us. Our board of directors and the Compensation Committee also retain the authority to make stock option awards to newly hired non-officer employees. We have not adopted any other grant timing policy at this time.

Severance and change in control benefits. The employment of Messrs. Jenks, Fay, and Sitler and Dr. Yuen is “at will.” Dr. Cheung’s employment is for a fixed term through June 30, 2012 as a result of local labor laws in China. Each of Messrs. Jenks, Fay and Sitler, and Dr. Yuen is eligible to receive severance benefits upon certain involuntary terminations of employment under the terms of their respective severance agreements. These agreements (and the amount of benefits offered under each such agreement) reflect the negotiations of each of the applicable named executive officers as well as a desire to have internal parity among our named executive officers with respect to their potential severance benefits. We consider these severance benefits critical to attracting and retaining high caliber executives.

In addition, we believe that change in control severance benefits and partially accelerated vesting (primarily under our stock plans, but also under our 2008 acquisition bonus plan which expired upon the consummation of our initial public offering in February 2011), if structured appropriately, serve to minimize the distractions to an executive and reduce the risk that a named executive officer terminates his employment with us before an acquisition is consummated. For these reasons, in April 2010, we entered into new or amended severance agreements with Messrs. Jenks, Fay, and Sitler and Dr. Yuen to modify or to provide for additional change in control severance benefits. We believe that our existing arrangements allow our named executive officers to focus on continuing normal business operations and, in the case of change in control benefits, on the success of a potential business combination, rather than being distracted by how business decisions that may be in the best interest of our stockholders will impact each named executive officer’s own financial security. That is, these existing arrangements help ensure stability among our named executive officers, and we believe will help enable our named executive officers to maintain a balanced perspective in making overall business decisions during periods of uncertainty. In February 2009, we adopted an acquisition bonus plan (called the 2008 acquisition bonus plan) for the reasons stated above. In particular, this bonus plan was structured to provide our named executive officers and certain of our other employees with a financial gain upon a change in control in light of the possibility that the stock options held by these individuals could have little to no value in such a transaction due to the substantial liquidation preferences held by our preferred stockholders. As our preferred stock converted into common stock upon the consummation of our initial public offering in February 2011 (thereby terminating these liquidation preferences), this acquisition bonus plan also terminated in connection with our initial public offering.

A more detailed description of these provisions is set forth below under “Management—Potential payments upon termination or change in control.”

Broad based employee benefits. We provide the following benefits to the named executive officers, on the same terms and conditions as provided to all other eligible employees:

•	health, dental insurance and vision;

•	basic life insurance;

•	medical and dependent care flexible spending account;

•	short-and long-term disability, accidental death and dismemberment; and

•	401(k) plan.

We believe these benefits are consistent with benefits provided by other companies based on the experiences and individual knowledge of the members of our board of directors regarding compensation of similarly situated executives at other companies (without reliance on third party surveys of compensation paid to such executives at any specific companies or benchmarking to any specified level of compensation paid by any specific companies) and help us to attract and retain high quality executives. In addition, Dr. Cheung’s annual salary includes RMB, the legal currency of the People’s Republic of China, 58,500 ($8,643 based on an average exchange rate of RMB 6.76885 per U.S. dollar in 2010) to cover the cost of family health insurance premiums in China.

Personal benefits. We provide only limited perquisites to our named executive officers. In considering potential perquisites, our Compensation Committee reviews the cost to us as compared to the perceived value of providing such perquisites. In 2010, we purchased life insurance policies providing supplemental life insurance for Messrs. Jenks, Fay and Sitler and Drs. Cheung and Yuen. The face value of these policies is $1,500,000 for Mr. Jenks, $400,000 for Mr. Fay and $250,000 for each of Dr. Yuen, Mr. Sitler and Dr. Cheung, based on negotiations with them. Our Compensation Committee decided that rather than pay our executives these amounts as severance upon death out of our general assets, it is more cost effective to provide for these payments through insurance. Our Compensation Committee believes that this limited perquisite is important for attracting and retaining key talent.

Compensation risk assessment

From time to time, our board of directors and the Compensation Committee review the potential risks associated with the structure and design of our various compensation plans. In 2010, our board of directors and the Compensation Committee undertook a comprehensive review of the material compensation plans and programs for all employees and determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on NeoPhotonics. Overall, our board of directors believes that our programs generally contain a balance of fixed and variable features, as well as complementary metrics and reasonable goals, all of which operate to mitigate risk and reduce the likelihood of employees engaging in excessive risk-taking behavior with respect to the compensation-related aspects of their jobs. In addition, the material plans and programs operate within the governance and review structure that serves and supports risk mitigation.

Accounting and tax implications

We account for equity compensation paid to our employees under applicable accounting guidance for stock-based compensation arrangements, which requires us to estimate and record an expense over the service period of the award. Our cash compensation is recorded as an expense at the time the obligation is incurred.

Subject to certain rules that exempt pre-existing arrangements approved prior to our initial public offering, as a publicly-traded company we are not permitted a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not performance based. Non-performance based compensation paid to our executive officers for 2010 did not exceed the $1.0 million limit per officer.

Our Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, our Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive award programs tied to our financial performance or equity incentive grants tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code. Our Compensation Committee believes it is important to maintain this flexibility in determining cash and equity incentive compensation in order to attract and retain high caliber executive officer candidates, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Also, our Compensation Committee takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the compensation discussion and analysis contained in this proxy statement with management. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the compensation discussion and analysis, the Compensation Committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

From the members of our Compensation Committee:

T. Peter Thomas, Chairman

Yat Bun (“Robert”) Peng

Lee Sen Ting

*	This report shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

EXECUTIVE COMPENSATION

Summary compensation table

The following table provides information for the years ended December 31, 2010 and 2009 regarding the compensation of our principal executive officer, principal financial officer, and each of our three other most highly compensated persons serving as executive officers, or our named executive officers for 2010.

Name and principal position	Year	Salary		Bonus (1)		Option awards (2)	All Other Compensation		Total
Timothy S. Jenks	2010	$330,000		$165,000		$256,675	$—		$751,675
President and Chief Executive Officer	2009	320,000		130,000		94,405	—		544,405

James D. Fay	2010	285,000		101,000		218,925	—		604,925
Vice President and Chief Financial Officer	2009	272,500	(3)	135,000		114,450	—		521,950

Benjamin L. Sitler	2010	226,000		71,000		143,404	1,000	(4)	441,404
Vice President of Global Sales	2009	220,000		128,000		70,623	667	(4)	419,290

Dr. Raymond Cheung	2010	251,306	(5)	75,000		179,043	8,643	(6)	513,992
Vice President and Chief Operating Officer	2009	233,686	(5)	136,772	(7)	71,206	2,929	(6)	444,593

Dr. Wupen Yuen	2010	215,000		72,500		171,123	—		458,623
Vice President of Product Development and Engineering	2009	200,000		110,000		70,826	—		380,826

(1)	The amounts in this column are performance-based cash bonuses in respect of performance for the years ended December 31, 2010 and 2009, but were actually paid in the following calendar year. See the discussion under “Compensation Discussion and Analysis—Compensation of our named executive officers—Performance-based cash bonuses.”
(2)	Amount reflects the aggregate grant date fair value of stock options granted in 2009 and 2010, calculated in accordance with applicable accounting guidance for share based payment transactions. The valuation assumptions used in determining such amounts are described in Note 12 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 28, 2011.
(3)	Includes a supplemental payment of $5,000 made in each of the first quarter and second quarter of 2009 in connection with Mr. Fay’s appointment as Chief Financial Officer. Mr. Fay’s base salary was also increased to $275,000 effective July 1, 2009 (from $250,000 as of December 31, 2008).
(4)	Includes $667 and $1,000 paid to Mr. Sitler in lieu of health insurance premiums for 2009 and 2010, respectively.
(5)	Dr. Cheung’s salary in 2009 and 2010 was RMB 1,595,533 and RMB 1,690,550, respectively. Conversion to U.S. dollars is based on an average exchange rate of RMB 6.82768 and RMB 6.76885 per U.S. dollar in 2009 and 2010, respectively.
(6)	Represents family health insurance premiums. The premiums were RMB 20,000 and RMB 58,500 in 2009 and 2010, respectively. Conversion to U.S. dollars is based on an average exchange rate of RMB 6.82768 and RMB 6.76885 per U.S. dollar in 2009 and 2010, respectively.
(7)	Dr. Cheung’s bonus in 2009 was RMB 933,831. Conversion to U.S. dollars is based on an average exchange rate of RMB 6.82768 per U.S. dollar in 2009.

Grants of plan-based awards

The following table provides information regarding grants of plan-based awards to each of our named executive officers during the year ended December 31, 2010. During 2010, none of our named executive officers were awarded or held any non-equity incentive plan awards or stock awards. We do not consider our bonus opportunities, which are purely discretionary, to be non-equity incentive plan compensation.

Name	Grant date	All other option awards: number of securities underlying options	Exercise or base price of option awards (per share) (1)	Grant date fair value of stock and option awards (2)
Timothy S. Jenks	1/27/2010	16,799	12.00	166,303
	12/13/2010	18,000	7.50	90,372

James D. Fay	1/27/2010	14,000	12.00	138.594
	12/13/2010	16,000	7.50	80,331

Benjamin L. Sitler	1/27/2010	8,400	12.00	83,156
	12/13/2010	12,000	7.50	60,248

Dr. Raymond Cheung	1/27/2010	12,000	12.00	118,795
	12/13/2010	12,000	7.50	60,248

Dr. Wupen Yuen	1/27/2010	11,200	12.00	110,875
	12/13/2010	12,000	7.50	60,248

(1)	Our common stock was not publicly traded during 2010, and the exercise price of the options was determined by our board of directors on the grant date based on its determination of the fair market value of our common stock on such grant date.
(2)	In accordance with Securities and Exchange Commission rules, this column represents the aggregate grant date fair value of each equity award, calculated in accordance with applicable accounting guidance for stock-based payment transactions. The valuation assumptions used in determining such amounts are described in Note 12 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 28, 2011. These amounts do not reflect the actual economic value realized by the named executive officers.

The material terms of the named executive officers’ annual compensation, including base salaries, bonus opportunities, equity awards and potential severance benefits are described in greater detail below under the section titled “Employment agreements.” The explanations of the amounts of compensation awarded in 2010, including how each individual element of compensation was determined, are set forth in the section titled “Compensation Discussion and Analysis.” As discussed in greater detail in “Compensation Discussion and Analysis,” the number of stock option awards granted is determined by our board of directors based on a number of subjective factors. Generally, these options vest over 48 months with 25% of the options vesting on the first anniversary of the grant date, and the remainder vesting monthly over the next 36 months, in each case subject to continued employment (except as such vesting may be partially accelerated upon certain material corporate transactions or involuntary terminations of employment). The stock option grants were made under our 2004 Stock Option Plan. We did not pay dividends on our common stock during 2010.

Outstanding equity awards at December 31, 2010

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2010. All vesting is generally contingent upon continued employment with us, except as such vesting may be partially accelerated upon certain material corporate transactions or involuntary terminations of employment.

	Option awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (1)		Number of securities underlying unexercised options unexercisable (1)		Option exercise price (2) ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Timothy S. Jenks	18,000	(3)	—		$7.50	12/12/2020	—		—
	—		16,799	(4)	12.00	1/26/2020	—		—
	31,999	(5)	—		4.25	5/27/2019	—		—
	51,286	(6)	—		4.25	11/03/2018	—		—
	1,286		—		4.25	5/14/2018	—		—
	193,019	(7)	—		4.25	5/15/2017	—		—
	20,146		—		4.65	7/06/2015	—		—
	79,999		—		3.75	5/10/2014	—		—

James D. Fay	16,000	(3)	—		7.50	12/12/2020	—		—
	—		14,000	(4)	12.00	1/26/2020	—		—
	23,999	(5)	—		4.25	5/27/2019	—		—
	16,000	(8)	—		4.25	2/25/2019	—		—
	14,000	(6)	—		4.25	11/03/2018	—		—
	—		—		—	—	2,499	(15)	—
	—		—		—	—	1,667	(15)	—

Benjamin L. Sitler	12,000	(3)	—		7.50	12/12/2020	—		—
	—		8,400	(4)	12.00	1/26/2020	—		—
	23,999	(5)	—		4.25	5/27/2019	—		—
	16,594	(6)	—		4.25	11/03/2018	—		—
	595		—		4.25	5/14/2018	—		—
	2,916	(9)	1,084	(9)	4.25	10/23/2017	—		—
	2,000		—		4.25	7/29/2017	—		—
	1,400		—		4.25	7/29/2017	—		—
	—		6,000	(10)	4.25	7/29/2017	—		—
	20,500	(11)	3,500	(11)	4.25	7/29/2017	—		—

Dr. Raymond Cheung	12,000	(3)	—		7.50	12/12/2020	—		—
	—		12,000	(4)	12.00	1/26/2020	—		—
	24,000	(5)	—		4.25	5/27/2019	—		—
	10,000	(6)	—		4.25	11/03/2018	—		—
	5,208	(12)	4,792	(12)	4.25	11/03/2018	—		—
	17,500	(13)	2,500	(13)	4.25	7/23/2017	—		—

Dr. Wupen Yuen	12,000	(3)	—		7.50	12/12/2020	—		—
	—		11,200	(4)	12.00	1/26/2020	—		—
	23,999	(5)	—		4.25	5/27/2019	—		—
	16,403	(6)	—		4.25	11/03/2018	—		—
	403		—		4.25	5/14/2018	—		—
	5,833	(14)	2,167	(14)	4.25	10/23/2017	—		—
	22,000	(7)	—		4.25	5/15/2017	—		—
	3,400		—		4.65	7/06/2015	—		—
	600		—		3.75	5/16/2015	—		—
	5,000		—		3.75	1/18/2015	—		—

(1)	Unless otherwise noted, shares subject to the stock option are vested in full.
(2)	Represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.
(3)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vesting on December 1, 2011, and the remainder vesting in 36 equal monthly installments thereafter. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.
(4)	The shares subject to the stock option vest over a four year period, with half of the shares subject to the stock option vesting on January 27, 2012, and the remainder vesting in 24 equal monthly installments thereafter. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.
(5)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vested on May 1, 2010, and the remainder vesting in 36 equal monthly installments thereafter. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.
(6)	The shares subject to the stock option vest over a four year period commencing on August 1, 2008, with 1/48th of the shares subject to the stock option vesting on a monthly basis. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.
(7)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vested on September 1, 2007, and the remainder vesting in 36 equal monthly installments thereafter. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.
(8)	The shares subject to the stock option vest over a one year period commencing on January 1, 2009, with 1/12th of the shares subject to the stock option vesting on a monthly basis. This option may be exercised prior to vesting, subject to our right to repurchase any shares that fail to vest prior to a termination of service in accordance with this vesting schedule.
(9)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vested on January 1, 2009, and the remainder vesting in 36 equal monthly installments thereafter.
(10)	100% of the shares subject to the stock option vest on the four year anniversary of July 30, 2007.
(11)	The shares subject to the stock option vest over a four year period commencing on July 30, 2007, with 1/48th of the shares subject to the stock option vesting on a monthly basis.
(12)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vested on November 1, 2009, and the remainder vesting in 36 equal monthly installments thereafter.
(13)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vested on June 4, 2008, and the remainder vesting in 36 equal monthly installments thereafter.
(14)	The shares subject to the stock option vest over a four year period, with 1/4th of the shares subject to the stock option vested on January 1, 2009, and the remainder vesting in 36 equal monthly installments thereafter.
(15)	On December 31, 2010, Mr. Fay held shares of our common stock pursuant to the early exercise in 2007 of stock options granted on May 16, 2007 and June 28, 2007. Amounts in this column represent the number of shares of common stock subject to a repurchase right in our favor.

Option exercises and stock vested during fiscal 2010

The following table shows information regarding the vesting of restricted stock held by our named executive officers during 2010.

	Stock Awards
Name	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($) (2)
James D. Fay	10,000	$110,000

(1)	Reflects the vesting of the number of shares acquired pursuant to the early exercise of stock options, which shares were subject to a right of repurchase prior to vesting.
(2)	The value realized upon vesting was calculated by multiplying the number of shares of common stock that vested during 2010 by the initial public offering price of shares of our Common Stock of $11.00.

There were no exercises of stock options held by our named executive officers during 2010.

Employment agreements

Definitions. Except as otherwise expressly set forth below, for purposes of the amended and restated severance rights agreements entered into with our named executive officers on April 13, 2010, the following definitions apply:

“Cause” means the occurrence of any of the following events: (i) any act of personal dishonesty taken by the named executive officer in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the named executive officer; (ii) the conviction of a felony; (iii) a willful act by the named executive officer that constitutes gross misconduct and which materially injures us; and (iv) following delivery to the named executive officer of a written demand for performance from us, which describes the basis for our belief that the named executive officer has not substantially performed his duties, continued violations by him of his obligations to us that are demonstrably willful and deliberate on the named executive officer’s part.

“Change in Control” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then-outstanding voting securities; (ii) the consummation of the sale or disposition of all or substantially all of our assets; (iii) the consummation of a merger or consolidation with any other entity, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent at least 60% of the total voting power represented by our voting securities or the voting securities of such surviving entity (or its parent) outstanding immediately after such merger or consolidation; or (iv) certain changes affecting the majority of the directors of our board of directors.

“Disability” means that the named executive officer has been unable to perform his duties as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by us or our insurers and acceptable to the named executive officer or his legal representative.

“Good Reason” means the named executive officer’s voluntary resignation from all positions he holds with us, effective within 90 days after the occurrence of: (i) a material reduction or other material adverse change in the named executive officer’s job duties, responsibilities, authority or requirements, including the removal of such job duties, responsibilities, authority or requirements; (ii) any material reduction of the named executive officer’s annual base compensation; (iii) our requiring the named executive officer to move his primary work location to a location that increases his one-way commute by more than 50 miles from our then-current location; or (iv) our failure to obtain the assumption, in all material respects, of the severance rights agreement by any of our successors; provided that the named executive officer must provide written notice to us of the existence of one of these conditions within 60 days after its initial existence, and we must be provided with a period of 30 days during which we may cure the circumstances giving rise to the condition, in which case no Good Reason will exist.

“Involuntary Termination” means (i) any termination of the named executive officer’s employment by us without Cause (other than by reason of death or Disability) or (ii) the named executive officer’s resignation for Good Reason.

Timothy S. Jenks. On March 30, 2010, we entered into an employment letter agreement with Mr. Jenks. Prior to the execution of this letter agreement, we had not entered into a binding offer letter with Mr. Jenks. Pursuant to this letter agreement, Mr. Jenks will continue to serve, on an at-will basis, as our Chairman, Chief Executive Officer and President. This employment letter agreement provides for an annual base salary of $320,000 per year, subject to periodic review and adjustment. The letter also indicates Mr. Jenks’ general eligibility for annual variable pay based on our performance, our stock awards and long-term incentives. The letter also refers to the fact that we would enter into an amended severance rights agreement with Mr. Jenks.

Effective as of April 13, 2010, we entered into the amended and restated severance rights agreement with Mr. Jenks, which amends and restates the prior severance rights agreement with Mr. Jenks dated as of December 31, 2008. The amended and restated severance rights agreement provides for the payment of certain Change in Control benefits and severance benefits. The amended and restated agreement is similar in all material respects to the prior agreement, except that the amended and restated agreement provides for the payment of additional benefits as follows: (i) a severance payment based on Mr. Jenks’ target bonus for the year of termination upon an Involuntary Termination; (ii) the payment of continued health insurance coverage upon an Involuntary Termination absent and upon a Change in Control; and (iii) full accelerated vesting of Mr. Jenks’ outstanding equity awards upon a Change in Control.

Involuntary termination generally. Under the amended and restated severance rights agreement, if Mr. Jenks’ employment terminates as a result of Involuntary Termination and provided that Mr. Jenks provides a valid and effective release of all employment related claims, Mr. Jenks will receive the following severance benefits: (i) a lump sum severance payment equal to (A) six months of his base salary and (B) 50% of his target bonus for the year of termination; and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Involuntary termination following a change in control. Under the amended and restated severance rights agreement, if Mr. Jenks’ employment terminates as a result of Involuntary Termination on or within 12 months following a Change in Control, and provided that Mr. Jenks provides a valid and effective release of all employment related claims, Mr. Jenks will receive the following severance benefits: (i) a lump sum severance payment equal to (A) 12 months of his base salary and (B) 100% of his target bonus for the year of termination; and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 12 months following termination of employment. If Mr. Jenks’ employment terminates as a result of Involuntary Termination prior to the closing of a Change in Control, and Mr. Jenks reasonably demonstrates to the satisfaction of our board of directors that such termination was at the request of a third party in connection with a Change in Control, Mr. Jenks will be eligible for the severance described in this paragraph.

Change in control. Under the amended and restated severance rights agreement, upon a Change in Control, and provided that Mr. Jenks provides a valid and effective release of all employment related claims, the vesting of Mr. Jenks’ outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate in full.

James D. Fay. In April 2007, we entered into an offer letter with Mr. Fay to serve as our Vice President of Legal Affairs and General Counsel, on an at-will basis. The offer letter provides for an initial annual base salary of $240,000 per year, subject to periodic review and adjustment. The letter also indicates Mr. Fay’s general eligibility for annual variable pay based on our performance, our stock awards and long term incentives. The letter also refers to the fact that we would enter into a severance rights agreement with Mr. Fay. Effective as of April 13, 2010, we entered into the amended and restated severance rights agreement with Mr. Fay, which amends and restates the prior severance rights agreement with Mr. Fay dated as of December 18, 2008. The amended and restated severance rights agreement provides for the payment of severance benefits to Mr. Fay in the event of the termination of his employment, as described below. The amended and restated agreement is similar in all material respects to the prior agreement.

Involuntary termination generally. Under the amended and restated severance rights agreement, if Mr. Fay’s employment terminates as a result of Involuntary Termination, and provided that Mr. Fay provides a valid and effective release of all employment related claims, Mr. Fay will receive the following severance benefits: (i) a lump sum severance payment equal to (A) six months of his base salary and (B) 50% of his target bonus for the year of termination; and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Involuntary termination following a change in control. Under the amended and restated severance rights agreement, if Mr. Fay’s employment terminates as a result of Involuntary Termination on or within 12 months following a Change in Control, and provided that Mr. Fay provides a valid and effective release of all employment related claims, Mr. Fay will receive the following severance benefits: (i) a lump sum severance payment equal to (A) 12 months of his base salary and (B) 100% of his target bonus for the year of termination; (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 12 months following termination of employment; and (iii) the vesting of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would vest in the 24 months following termination. If Mr. Fay’s employment terminates as a result of Involuntary Termination prior to the closing of a Change in Control, and Mr. Fay reasonably demonstrates to the satisfaction of our board of directors that such termination was at the request of a third party in connection with a Change in Control, Mr. Fay will be eligible for the severance described in this paragraph.

Benjamin L. Sitler. We currently have not entered into a binding offer letter with Mr. Sitler. Mr. Sitler’s original offer letter with us expired at the end of 2007. Mr. Sitler’s employment with us is on an at-will basis.

We entered into a severance rights agreement with Mr. Sitler on April 14, 2010. The severance rights agreement provides for the payment of severance benefits to Mr. Sitler in the event of the termination of his employment as described below. We had not entered into a prior severance rights agreement with Mr. Sitler.

Involuntary termination generally. Under the severance rights agreement, if Mr. Sitler’s employment terminates as a result of Involuntary Termination, and provided that Mr. Sitler provides a valid and effective release of all employment related claims, Mr. Sitler will receive the following severance benefits: (i) continuation of his base salary for up to six months (or until such earlier date as he commences new employment) and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Involuntary termination following a change in control. Under the severance rights agreement, if Mr. Sitler’s employment terminates as a result of Involuntary Termination on or within 12 months following a Change in Control, and provided that Mr. Sitler provides a valid and effective release of all employment related claims, Mr. Sitler will receive the following severance benefits: (i) Mr. Sitler’s base salary at the time of termination on our normal payroll schedule until the earlier of (A) 12 months following termination and (B) the date Mr. Sitler commences new employment; (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment; (iii) a lump sum payment equal to 100% of Mr. Sitler’s target bonus amount for the year of termination; and (iv) the vesting of Mr. Sitler’s outstanding equity awards in accordance with the terms of the applicable stock plan under which they were granted.

Dr. Raymond Cheung. On August 14, 2007, consistent with local labor laws in China, we entered into a fixed-term labor contract with Dr. Cheung to serve as our Vice President and Chief Operating Officer, which expires on June 30, 2012, unless terminated prior to such date upon any of the following: (i) Dr. Cheung reaches retirement; (ii) Dr. Cheung dies or has been pronounced dead or missing by a Chinese court; (iii) our bankruptcy; (iv) the revocation of our business license, termination of our business, or our dissolution; or (v) as required by law. Upon the ordinary course expiration of the term of employment, if Dr. Cheung is still employed by us, the labor contract will remain valid until the labor contract is renewed or until either party rescinds the employment relationship.

We may rescind the labor contract without making any payment of damages to Dr. Cheung only in the following circumstances: (i) Dr. Cheung demonstrates his inability to meet the criteria for employment; (ii) Dr. Cheung commits a material breach of our rules or regulations; (iii) Dr. Cheung causes significant losses to us due to his dereliction of duties or malpractice; (iv) Dr. Cheung simultaneously enters into an employment relationship with another employer, which seriously affects his completion of tasks assigned by us or refuses to rectify the situation; (v) Dr. Cheung deceptively or coercively forces us to change the terms of the labor contract against our will; or (vi) Dr. Cheung is under investigation for criminal liability.

The labor contract provides for an initial base salary of RMB 100,000 per month, subject to increase based on our normal procedures for salary increase. Additionally, Dr. Cheung is prohibited from engaging in any secondary occupation or activity that conflicts with our interests without our written consent. If either Dr. Cheung or we breach the labor contract and cause the other to suffer damages, the defaulting party will be responsible for damages.

Dr. Wupen Yuen. In January 2005, we entered into an offer letter with Dr. Yuen to serve as our Director of Business Development on an at-will basis. The offer letter provides for an initial annual base salary of $165,000 per year, subject to periodic review and adjustment. Effective as of April 13, 2010, we entered into the amended and restated severance rights agreement with Dr. Yuen, which amends and restates the prior severance rights agreement with Dr. Yuen dated as of December 24, 2008. The amended and restated severance rights agreement provides for the payment of severance benefits to Dr. Yuen in the event of the termination of his employment, as described below. The amended and restated agreement is similar in all material respects to the prior agreement except that the amended and restated agreement provides for the payment of continued health insurance coverage upon an Involuntary Termination.

Involuntary termination generally. Under the amended and restated severance rights agreement, if Dr. Yuen’s employment terminates as a result of Involuntary Termination, and provided that Dr. Yuen provides a valid and effective release of all employment related claims, Dr. Yuen will receive the following severance benefits: (i) continuation of his base salary for up to six months (or such earlier date as he commences new employment) and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Involuntary termination following a change in control. Under the amended and restated severance rights agreement, if Dr. Yuen’s employment terminates as a result of Involuntary Termination on or within 12 months following a Change in Control, and provided that Dr. Yuen provides a valid and effective release of all employment related claims, Dr. Yuen will receive the following severance benefits: (i) Dr. Yuen’s base salary at the time of termination on our normal payroll schedule until the earlier of (A) 12 months following termination and (B) the date Dr. Yuen commences new employment; (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment;

(iii) a lump sum payment equal to 100% of Dr. Yuen’s target bonus amount for the year of termination; and (iv) the vesting of Dr. Yuen’s outstanding equity awards in accordance with the terms of the applicable stock plan under which they were granted.

Potential payments upon termination or change in control

The section below describes the payments that we would have made to our named executive officers in connection with certain terminations of employment and/or certain corporate transactions like a Change in Control, if such events had occurred on December 31, 2010. For further information, see the section entitled “Executive Compensation—Employment agreements.”

Potential payments upon involuntary termination, not in connection with a change in control.

Timothy S. Jenks. Under the severance rights agreement in effect on December 31, 2010, upon a termination of Mr. Jenks’ employment without cause (as defined in a manner that is materially consistent with the definition set forth above), subject to his execution of a binding release of claims, Mr. Jenks would have received the following severance benefits: (i) a lump sum severance payment equal to (A) six months of his base salary and (B) 50% of his target bonus for the year of termination; and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

James D. Fay. Under the severance rights agreement in effect on December 31, 2010, upon an involuntary termination (as defined in a manner that is materially consistent with the definition set forth above), and subject to his execution of a binding release of claims, Mr. Fay would have received the following severance benefits: (i) a lump sum severance payment equal to (A) six months of his base salary and (B) 50% of his target bonus for the year of termination; and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Benjamin L. Sitler. Under the severance rights agreement in effect on December 31, 2010, upon a termination of Mr. Sitler’s employment without cause (as defined in a manner that is materially consistent with the definition set forth above), subject to his execution of a binding release of claims, Mr. Sitler would have received the following severance benefits: (i) six months of his base salary (paid over time for six months or, if earlier, until he commences new employment), and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Dr. Raymond Cheung. Under the terms of our August 14, 2007 fixed-term labor contract with Dr. Cheung, if we had terminated his service on December 31, 2010 other than upon the natural expiration of the contract or for cause (as described above under the description of this agreement under “Executive compensation—Employment agreements”), we would have owed statutory severance to Dr. Cheung as calculated in accordance with employment law in China.

Dr. Wupen Yuen. Under the severance rights agreement in effect on December 31, 2010, upon a termination of Dr. Yuen’s employment without cause (as defined in a manner that’s materially consistent with the definition set forth above), subject to his execution of a binding release of claims, Dr. Yuen would have received the following severance benefits: (i) six months of his base salary (paid over time for six months or, if earlier, until he commences new employment), and (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment.

Potential payments upon a change in control, regardless of treatment of stock awards.

Pursuant to our 2008 acquisition bonus plan, each of Messrs. Jenks, Fay and Sitler and Drs. Cheung and Yuen, and certain other members of our management team, were eligible to receive a cash amount based on the net proceeds available in connection with an acquisition. The amount that each named executive officer would be entitled to receive upon a qualifying transaction would have been equal to the product of (i) the total bonus pool (determined by reference to the value of the proceeds available for payment to stockholders in the transaction) and (ii) an amount equal to the number of vested shares of common stock and vested shares of common stock subject to stock options held by participant as of the closing of any such acquisition, divided by the sum of all vested shares of common stock and vested shares of common stock subject to stock options held by all participants in the pool as of the closing of any such acquisition (including any shares of common stock that vest in connection with any such acquisition under the terms of our stock plan or any contractual arrangements with each participant). This bonus amount would have been reduced by any consideration in the transaction payable to the participant in respect of their shares or stock options. Subject to certain exceptions for certain involuntary terminations (including termination without cause, resignation for good reason, death or disability, in each case within a limited period of time prior to the closing of the transaction), the payment of the bonus would have been subject to the participant’s continued employment through the closing of the transaction. Payments under the plan would also have been subject to the execution of a release of claims. Amounts would be paid generally at the same time, and under the same conditions (including the same form of payment), as the consideration in the deal would be paid to stockholders. The 2008 acquisition bonus plan terminated upon the consummation of our initial public offering in February 2011.

Potential payments upon a change in control, stock awards not assumed.

Pursuant to our 2004 Stock Option Plan, in the event that there had been a change in control (as defined in the 2004 Stock Option Plan in a manner that’s generally consistent with the definition set forth above) on December 31, 2010, and if the surviving or acquiring corporation had elected not assume or substitute for outstanding options (or assume the repurchase rights held in respect of shares purchased under such options, as applicable), the vesting of outstanding options held by each of our named executive officers on such date would have accelerated (and the repurchase rights with respect to the shares issued upon exercise of such options would have lapsed) as to that number of shares that would otherwise have vested and become exercisable as of December 31, 2011, that is, the date that is 12 months after the date of the change in control.

Potential payments upon a change in control concurrent with an involuntary termination of employment.

Pursuant to our 2004 Stock Option Plan, in the event that there had been a change in control (as defined in the 2004 Stock Option Plan in a manner that’s generally consistent with the definition set forth above) on December 31, 2010, and if the surviving or acquiring corporation had elected to assume or substitute for outstanding options (and assume the repurchase rights held in respect of shares purchased under such options, as applicable), and if the employment of any of our named executive officers would have terminated on such date as a result of an Involuntary Termination (as defined in a manner that’s generally consistent with the definition set forth above), the vesting of outstanding options would have accelerated (and the repurchase rights with respect to the shares issued upon exercise of such options would have lapsed) as to an additional number of shares equal to the number of shares that would otherwise have vested and become exercisable as of December 31, 2011, that is, the date that is 12 months after the date of the change in control.

Timothy S. Jenks. Under the severance rights agreement that was in effect on December 31, 2010, upon a termination of Mr. Jenks’ employment either without Cause or as a result of a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change of Control and subject to his execution of a binding release of claims, Mr. Jenks would receive severance benefits equal to 12 months of his base salary (paid over time), payment of the bonus to which he would have been entitled during the 12 months in which he would have received continued base salary as severance, paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 12 months following termination of employment, and the vesting of all of Mr. Jenks’ outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate in full.

James D. Fay. Under the severance rights agreement in effect on December 31, 2010, if Mr. Fay’s employment had terminated as a result of involuntary termination (as defined in a manner that is materially consistent with the definition set forth above) within 12 months following a Change in Control, and provided that Mr. Fay executed a valid and effective release of all employment related claims, Mr. Fay would have received the following severance benefits: (i) a lump sum severance payment equal to (A) 12 months of his base salary and (B) 100% of his target bonus for the year of termination; (ii) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 12 months following termination of employment; and (iii) the vesting of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) would have accelerated as to the number of shares that would have vested in the 24 months’ following termination. If Mr. Fay’s employment has terminated as a result of such an involuntary termination prior to the closing of a Change in Control, and Mr. Fay reasonably demonstrated to the satisfaction of our board of directors that such termination was at the request of a third party in connection with a Change in Control, Mr. Fay would have been eligible for the severance described in this paragraph.

Benjamin L. Sitler. Under the severance rights agreement in effect on December 31, 2010, upon a termination of Mr. Sitler’s employment without cause (as defined in a manner that is materially consistent with the definition set forth above) or as a result of a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change of Control and subject to his execution of a binding release of claims, Mr. Sitler would have received severance benefits equal to 12 months base salary (paid over time over 12 months, or, if earlier, or until he commences new employment), paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment, payment of his entire target bonus amount for the year of his termination, and the vesting of all of Mr. Sitler’s outstanding equity awards that would have vested as of December 31, 2011.

Dr. Raymond Cheung. Under the terms of our August 14, 2007 fixed-term labor contract with Dr. Cheung, if we had terminated his service on December 31, 2010 in connection with a change in control, and other than upon the natural expiration of the contract or for cause (as described above under the description of this agreement under “Executive Compensation—Employment agreements”), we would have owed statutory severance to Dr. Cheung as calculated in accordance with employment law in China.

Dr. Wupen Yuen. Under the severance rights agreement in effect on December 31, 2010, upon a termination of Dr. Yuen’s employment either without cause (as defined in a manner that is materially consistent with the definition set forth above) or as a result of a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change of Control and subject to his execution of a binding release of claims, Dr. Yuen would have received severance benefits equal to 12 months base salary (paid over time over 12 months, or, if earlier, or until he commences new employment), paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first six months following termination of employment, payment of his entire target bonus amount for the year of his termination, and, the vesting of all of Dr. Yuen’s outstanding equity awards that would have vested as of December 31, 2011.

Potential payments upon termination or change in control

The following table shows the amounts each of our named executive officers would receive in the event of his termination and/or upon a change in control, assuming the event took place on December 31, 2010, the last business day of our most recently completed fiscal year. All severance benefits are contingent upon the individual’s execution of a general release of all claims.

Named executive officer	Termination or change in control event (1)	Salary ($)		Bonus ($)		Bonus pursuant to 2008 acquisition bonus plan ($) (2)	Benefits ($)		Equity acceleration ($) (3)	All other compensation ($)		Total ($)
Timothy S. Jenks	• Involuntary termination	165,000	(4)	49,500	(5)	—	10,198	(6)	—	—		224,698
	• Change in control—awards assumed and involuntary termination (7)	330,000	(8)	99,000	(9)	3,514,984	20,396	(10)	321,457	—		4,285,837
	• Change in control—awards not assumed and involuntary termination (11)	330,000	(8)	99,000	(9)	3,514,984	20,396	(10)	321,457	—		4,285,837
	• Change in control—awards not assumed and employment continues (12)	—		—		3,514,984	—		321,457	—		3,836,441

James D. Fay	• Involuntary termination	142,500	(4)	35,625	(5)	—	3,049	(6)	—	—		185,174
	• Change in control—awards assumed and involuntary termination (7)	285,000	(8)	71,250	(9)	1,003,879	6,099	(10)	148,366	—		1,514,594
	• Change in control—awards not assumed and involuntary termination (11)	285,000	(8)	71,250	(9)	1,003,879	6,099	(10)	148,366	—		1,514,594
	• Change in control—awards not assumed and employment continues (12)	—		—		1,003,879	—		78,118	—		1,081,997

Benjamin L. Sitler (12)	• Involuntary termination	112,500	(13)	—		—	10,198	(6)	—	—		122,698
	• Change in control—awards assumed and involuntary termination (7)	226,000	(14)	56,500	(9)	923,875	10,198	(6)	149,867	—		1,366,440
	• Change in control—awards not assumed and involuntary termination (11)	226,000	(14)	56,500	(9)	923,875	10,198	(6)	149,867	—		1,366,440
	• Change in control—awards not assumed and employment continues (12)	—		—		923,875	—		149,867			1,073,742

Dr. Raymond Cheung	• Involuntary termination	—		—		—	—		—	79,009	(15)	79,009
	• Change in control—awards assumed and involuntary termination (7)	—		—		712,442	—		78,000	79,009	(15)	790,442
	• Change in control—awards not assumed and involuntary termination (11)	—		—		712,442	—		78,000	79,009	(15)	790,442
	• Change in control—awards not assumed and employment continues (12)	—		—		712,442	—		—	—		712,442

Dr. Wupen Yuen	• Involuntary termination	125,653	(13)	—		—	10,198	(6)	—	—		135,851
	• Change in control—awards assumed and involuntary termination (7)	251,306	(14)	62,827	(9)	833,921	10,198	(6)	92,168	—		1,250,420
	• Change in control—awards not assumed and involuntary termination (11)	251,306	(14)	62,827	(9)	833,921	10,198	(6)	92,168	—		1,250,420
	• Change in control—awards not assumed and employment continues (12)	—		—		833,921	—		92,168	—		926,089

(1)	No compensation is payable where there is a change in control, awards are assumed and employment continues.
(2)	Represents the bonus that our named executive officers would receive, calculated assuming an acquisition price per share equal to our initial public offering price of $11.00 per share, and assuming an acquisition of 15,993,769 shares of common stock, the number of shares of common stock issued and outstanding as of December 31, 2010.

(3)	The value realized is the gain that our named executive officers would receive, calculated as the difference between our initial public offering price of $11.00 per share, and the exercise price of the named executive officers’ unvested options or awards subject to acceleration following a change in control event.
(4)	Represents six months base salary calculated at a rate in effect on December 31, 2010.
(5)	Represents 50% of target bonus for such named executive officer for 2010.
(6)	Represents six months of continued health insurance coverage for such named executive officer at the applicable benefit rate for 2010.
(7)	Represents benefits received by such named executive officer upon a change in control in which the surviving or acquiring entity elects to assume or substitute outstanding options or awards concurrent with an involuntary termination of employment of such named executive officer.
(8)	Represents 12 months base salary calculated at a rate in effect on December 31, 2010.
(9)	Represents 100% of target bonus for such named executive officer for 2010.
(10)	Represents 12 months of continued health insurance coverage for such named executive officer at the applicable benefit rate for 2010.
(11)	Represents benefits received by such named executive officer upon a change in control in which the surviving or acquiring corporation elected not to assume or substitute outstanding options or awards concurrent with an involuntary termination of employment of such named executive officer.
(12)	Represents benefits received by such named executive officer upon a change in control in which the surviving or acquiring corporation elected not to assume or substitute outstanding options or awards and such named executive officer’s employment continues.
(13)	Represents six months base salary calculated at the rate in effect on December 31, 2010 to be paid on our normal payroll schedule, and assumes such named executive officer does not begin new employment during the period in which such named executive receive such payments.
(14)	Represents 12 months base salary calculated at the rate in effect on December 31, 2010 to be paid on our normal payroll schedule, and assumes such named executive officer does not begin new employment during the period in which such named executive receive such payments.
(15)	Represents statutory entitlement pursuant to employment law in China based on a formula equal to one month of base salary plus one additional month of base salary per full year of service completed. Dr. Cheung was employed in June 2007 and as of December 31, 2010, had completed more than three but less than four years of service. Typically, employees in China are paid their annual base salary on a schedule of 1/13th per month plus 1/13th subsequent to the end of the calendar year. Dr. Cheung’s base salary per month for 2010 was RMB 133,700. Conversion to U.S. dollars is based on an average exchange rate of RMB 6.76885 per U.S. dollar in 2010.

DIRECTOR COMPENSATION

Previous director compensation program

Prior to April 2011, we had in place the following compensation package for our non-employee directors who were not affiliated with our significant stockholders.

Annual retainer	$20,000
Additional retainer Audit Committee chair	12,000
Additional retainer Audit Committee member	6,000
Additional retainer Compensation Committee chair	6,000
Additional retainer Compensation Committee member	3,000
Additional retainer Nominating and Governance Committee chair	6,000
Additional retainer Nominating and Governance Committee member	3,000
Additional retainer technical advisory board chair	6,000

Under our previous non-employee director compensation policy, upon election to our board of directors, each non-employee director who was not affiliated with one of our significant stockholders was scheduled to receive an initial option grant to purchase 4,000 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant. Each of these non-employee directors was also scheduled to receive an additional option grant to purchase 2,000 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of the grant, for each committee (up to three) for which such director was appointed as a member. After each initial option grant had fully vested, each such non-employee director was then scheduled to receive an annual grant of an option to purchase 1,000 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of the grant. Options granted as compensation for service on our board of directors vest ratably over 48 months, unless otherwise approved by our board of directors.

New director compensation program

Beginning on the first day of the second fiscal quarter of 2011, our Compensation Committee approved the following compensation package for our non-employee directors (effective as of April 1, 2011).

Annual retainer	$36,000
Additional retainer Audit Committee chair	24,000
Additional retainer Audit Committee member	12,000
Additional retainer Compensation Committee chair	9,000
Additional retainer Compensation Committee member	6,000
Additional retainer Nominating and Corporate Governance Committee chair	9,000
Additional retainer Nominating and Corporate Governance Committee member	6,000
Additional payment for lead director per regular meeting	1,000
Additional payment for technical advisory board per regular meeting	2,500	(1)

(1)	If meeting requires one day or more of travel, then amount paid will be $5,000.

Upon election to our board of directors, each non-employee director will receive an initial option grant to purchase that number of shares of our common stock equal to (1) $100,000 divided by (2) the fair market value of a share of our common stock on the date of such grant, which shall vest ratably over 48 months. Each year following the initial option grant on the date of each annual stockholder meeting, each such non-employee director will receive a grant of an option to purchase that number of shares of our common stock equal to (1) $50,000 divided by (2) the fair market value of a share of our common stock on the date of such grant, which shall vest ratably over 24 months. Each of the option grants described above shall have an exercise price equal to the fair market value of our common stock on the date of grant.

Certain non-employee directors and their affiliated entities have been granted warrants to purchase our common stock in the past in connection with our financing activities. However, such grants were not intended as compensation for service on our board of directors. Employee directors are not compensated for their service as directors.

Director compensation table

The following table sets forth information regarding fees paid to our non-employee directors for their service on our board of directors during the year ended December 31, 2010.

Name	Fees earned or paid in cash		Option awards (1)		Total
Bandel L. Carano	$—		$44,619	(2)	$44,619
Stephen T. Jurvetson	—		44,619	(2)	44,619
Allan Kwan	31,000		84,217	(3)	115,217
Bjorn Olsson	39,250	(4)	24,820	(5)	64,070
Robert Peng	—		44,619	(2)	44,619
Michael J. Sophie	36,000		24,820	(5)	60,820
T. Peter Thomas	—		44,619	(2)	44,619
Lee Sen Ting	34,750		24,820	(5)	59,570

(1)	Amounts reflect the grant date fair value of stock options granted in 2010 calculated in accordance with applicable accounting guidance for share-based payment transactions. The valuation assumptions used in determining such amounts are described in Note 12 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 28, 2011.
(2)	Includes a stock option to purchase 4,000 shares granted on January 27, 2010 with a total fair value of $39,598 and an exercise price of $12.00 per share and a stock option to purchase 1,000 shares granted on December 13, 2010 with a total fair value of $5,021 and an exercise price of $7.50 per share.
(3)	Includes a stock option to purchase 8,000 shares granted on January 27, 2010 with a total fair value of $79,196 and an exercise price of $12.00 per share and a stock option to purchase 1,000 shares granted on December 13, 2010 with a total fair value of $5,021 and an exercise price of $7.50 per share.
(4)	Mr. Olsson’s retainer for 2010 was $21,000, which was effected prior to the approval of our previous policy which allowed for each non-employee director to receive a retainer of $20,000. Mr. Olsson’s payments are made to Cilindri AB, an entity solely controlled by him.
(5)	Includes a stock option to purchase 2,000 shares granted on January 27, 2010 with a total fair value of $19,799 and an exercise price of $12.00 per share and a stock option to purchase 1,000 shares granted on December 13, 2010 with a total fair value of $5,021 and an exercise price of $7.50 per share.

As of December 31, 2010, our non-employee directors held outstanding stock options as follows:

Name	Stock options
Bandel L. Carano	5,000	(1)
Stephen T. Jurvetson	5,000	(1)
Allan Kwan	9,000	(2)
Björn Olsson	9,000	(3)
Robert Peng	5,000	(1)
Michael J. Sophie	12,000	(4)
T. Peter Thomas	5,000	(1)
Lee Sen Ting	10,000	(5)

(1)

Includes a stock option to purchase 4,000 shares granted on January 27, 2010 with a total fair value of $39,598 and an exercise price of $12.00 per share. Such stock option is not early exercisable, with  1/2 of the shares subject to the stock option vested on December 8, 2010, and the remainder vesting in 24 equal monthly installments thereafter. Also includes a stock option to purchase 1,000 shares granted on December 13, 2010 with a total fair value of $5,021 and an exercise price of $7.50 per share. Such stock option vests over a four year period and is not early exercisable, with  1/4th of the shares subject to the stock option vesting on December 1, 2011 and the remainder vesting in 48 equal monthly installments thereafter. The exercise price of each stock option granted represents the fair market value of our common stock on the date of grant as determined by our board of directors.

(2)

Includes a stock option to purchase 8,000 shares granted on January 27, 2010 with a total fair value of $79,196 and an exercise price of $12.00 per share, of which 4,000 of the shares subject to the stock option were granted in connection with Mr. Kwan’s election to our board of directors and of which 2,000 shares subject to the stock option were granted in connection with Mr. Kwan’s committee service in 2009. 6,000 of the shares subject to the stock option are not early exercisable, with  1/4th of the shares subject to the stock option vested on December 8, 2010, and the remainder vesting in 48 equal monthly installments thereafter. 2,000 of the shares subject to the stock option are not early exercisable, with  1/2 of the shares subject to the stock option vesting on December 8, 2010, and the remainder vesting in 24 equal monthly installments thereafter. Also includes a stock option to purchase 1,000 shares granted on December 13, 2010 with a total fair value of $5,021 and an exercise price of $7.50 per share. Such stock option vests over a four year period, with  1/4th of the shares subject to the stock option vesting on December 1, 2011, and the remainder vesting in 48 equal monthly installments thereafter. The exercise price of each stock option granted represents the fair market value of our common stock on the date of grant as determined by our board of directors.

(3)

Includes a stock option to purchase 6,000 shares granted on February 26, 2009 with a total fair value of $17,669 and an exercise price of $4.25 per share. Such stock option is not early exercisable, with  1/4th of the shares subject to the stock option vested on February 26, 2010, and the remainder vesting in 48 equal monthly installments thereafter. Also, includes a stock option to purchase 2,000 shares granted on January 27, 2010 with a total fair value of $19,799 and an exercise price of $12.00 per share. Such stock option is not early exercisable, with 1/2 of the shares subject to the stock option vested on December 8, 2010, and the remainder vesting in 24 equal monthly installments thereafter. Also includes a stock option to purchase 1,000 shares granted on December 13, 2010 with a total fair value of $5,021 and an exercise price of $7.50 per share. Such stock option vests over a four year period and is not early exercisable, with  1/4th of the shares subject to the stock option vesting on December 1, 2011, and the remainder vesting in 48 equal monthly installments thereafter. The exercise price of each stock option granted represents the fair market value of our common stock on the date of grant as determined by our board of directors.

(4)

Includes a stock option to purchase 4,000 shares granted on May 16, 2007 with a total fair value of $13,165 and an exercise price of $4.25 per share. Such stock option is early exercisable, with  1/4th of the shares subject to the stock option vested on December 10, 2007, and the remainder vesting in 48 equal monthly installments thereafter. Also includes a stock option to purchase 4,000 shares granted on July 30, 2007 with a total fair value of $13,165 and with an exercise price of $4.25 per share, vesting in 24 equal monthly installments. Such stock option is early exercisable. Also includes a stock option to purchase 1,000 shares granted on November 4, 2008 with a total fair value of $2,870 and an exercise price of $4.25 per share, vesting in 48 equal monthly installments. Such stock option is early exercisable. Also includes a stock option to purchase 2,000 shares granted on January 27, 2010 with a total fair value of $19,799 and an exercise price of $12.00 per share. Such stock option is not early exercisable, with 1/2 of the shares subject to the stock option vested on December 8, 2010, and the remainder vesting in 24 equal monthly installments thereafter. Also includes a stock option to purchase 1,000 shares granted on December 13, 2010 with a total fair value of $5,021 and an exercise price of $7.50 per share. Such stock option is not early exercisable, with  1/4th of the shares subject to the stock option vesting on December 1, 2011, and the remainder vesting in 48 equal monthly installments thereafter. The exercise price of each stock option granted represents the fair market value of our common stock on the date of grant as determined by our board of directors.

(5)

Includes a stock option to purchase 2,000 shares granted on February 21, 2008 and a stock option to purchase 5,000 shares granted on November 4, 2008 with a combined total fair value of $20,104 and each with an exercise price of $4.25 per share, vesting in 48 equal monthly installments. The initial stock option grant of 2,000 shares is not early exercisable. 4,000 of the 5,000 shares subject to the subsequent stock option grant are not early exercisable. 1,000 of the 5,000 shares subject to the subsequent stock option grant are early exercisable. Also includes a stock option to purchase 2,000 shares granted on January 27, 2010 with a total fair value of $19,799 and an exercise price of $12.00 per share. Such stock option is not early exercisable, with  1/2 of the shares subject to the stock option vesting on December 8, 2010, and the remainder vesting in 24 equal monthly installments thereafter. Also includes a stock option to purchase 1,000 shares granted on December 13, 2010 with a total fair value of $5,021 and an exercise price of $7.50 per share. Such stock option is not early exercisable, with  1/4th of the shares subject to the stock option vesting on December 1, 2011, and the remainder vesting in 48 equal monthly installments thereafter. The exercise price of each stock option granted represents the fair market value of our common stock on the date of grant as determined by our board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Messrs. Peng, Thomas and Ting. None of the members of our Compensation Committee have, at any time, been one of our officers or employees. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions

The following is a summary of transactions since January 1, 2010 to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the “Executive Compensation” and “Management—Director Compensation” sections of this proxy statement.

Sales of our Series X preferred stock

In January 2010, we sold an aggregate of 2,401 shares of our Series X preferred stock at $2,500.00 per share for aggregate consideration of $6.0 million. Pursuant to the terms of our amended and restated certificate of incorporation, all shares of Series X preferred stock converted to shares of common stock on a 400-for-1 basis upon the completion of our initial public offering in February 2011. The table below sets forth the number of shares of Series X preferred stock purchased by our directors, executive officers and 5% stockholders and their affiliates. The terms of these purchases were the same as those provided to unaffiliated purchasers.

Investor	Aggregate purchase price	Shares of Series X preferred stock purchased	Percentage of total issued
Timothy S. Jenks (1)	$14,000	5.6	*
International Finance Corporation	2,000,000	800	33%
Nison Limited (2)	292,900	117.16	5%

*	Represents ownership of less than 1% of the outstanding shares of Series X preferred stock.
(1)	Includes 0.4 shares held by Mr. Jenks, 1.2 shares held by The Timothy S. Jenks and Atsuko K. Jenks Declaration of Trust dated 7 January 1996 and 4 shares purchased by Mr. Jenks’ parents.
(2)	Concord Investments Co. Ltd., or Concord, owns 100% of the shares of Nison Limited. Robert Peng, one of our directors, is a director of Nison Limited. See “Security Ownership of Certain Beneficial Owners and Management” for additional information about other entities affiliated with Concord. Mr. Peng disclaims ownership of these shares except to the extent of his proportionate pecuniary interest therein.

See “Security Ownership of Certain Beneficial Owners and Management” for additional information about the entities described above and elsewhere in this section.

Investors’ rights agreement

In connection with our Series X preferred stock financing, the first closing of which occurred in May 2008, we entered into a 2008 investors’ rights agreement with certain holders of our common stock and preferred stock, including stockholders with whom certain of our directors are affiliated. Pursuant to this agreement, we granted such stockholders certain registration rights with respect to certain shares of our common stock held or issuable upon conversion of the shares of preferred stock then held by them. In addition to the registration rights, the investors’ rights agreement provides for certain information rights and rights of first refusal. The provisions of the investors’ rights agreement, other than those relating to registration rights and certain other covenants, terminated upon the completion of our initial public offering in February 2011.

Indemnification of officers and directors

Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director.

Our bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we may indemnify our other employees and agents as provided in indemnification contracts entered into between us and our employees and agents;

•

we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnity agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We have also obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Policies and procedures for related party transactions

We believe that we executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the Audit Committee of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

All related party transactions will be reviewed and approved by our Audit Committee. Pursuant to our code of business conduct and ethics, the Audit Committee is responsible for approving, prior to our entry into any transaction involving related parties, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest.

In reviewing and approving these transactions, our Audit Committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors, if deemed to be necessary by the committee, prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. No related party transaction will be entered into prior to the completion of these procedures.

Our Audit Committee will approve only those related party transactions that are determined to be in, or not inconsistent with, our best interests and those of our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. No member of our Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons voting the proxies.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your voted proxy promptly.

By order of the board of directors,

/s/ James D. Fay
James D. Fay Vice President, Chief Financial Officer and Assistant Secretary San Jose, California Dated: April 29, 2011

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission, is available without charge upon written request to James D. Fay, Assistant Secretary, NeoPhotonics Corporation, 2911 Zanker Road, San Jose, California 95134 USA.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2011 at our principal office located at 2911 Zanker Road, San Jose, California 95314 USA.

The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission, are available at http://IR.neophotonics.com.

ANNEX A

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS OF

NEOPHOTONICS CORPORATION

FROM SAN JOSE	FROM SAN FRANCISCO	FROM OAKLAND
Take 101 northbound. Take exit 392 at Montague Expy. Merge onto Montague Expy. Turn right at Zanker Road. Turn right into NeoPhotonics’ parking lot. Proceed to the building at 2911 Zanker to check in.	Take 101 southbound. Take exit 392 at Montague Expy. Merge onto Montague Expy. Turn right at Zanker Road. Turn right into NeoPhotonics’ parking lot. Proceed to the building at 2911 Zanker to check in.	Take 880 southbound. Take exit 7 at Montague Expy. Merge onto Montague Expy. Turn left at Zanker Road. Turn right into NeoPhotonics’ parking lot. Proceed to the building at 2911 Zanker to check in.

A-1

1 1 1 OF 2

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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
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THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
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0000107790_1 R1.0.0.11699

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NEOPHOTONICS CORPORATION

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SAN JOSE, CA 95134 USA

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THE COMPANY NAME INC. - CLASS A

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123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote

FOR all nominees set forth below:

1. Election of Directors

Nominees

01 Timothy S. Jenks 02 Björn Olsson 02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

3. Advisory vote on the compensation of our named executive officers.

The Board of Directors recommends you vote “3 YEARS” on proposal 4: 1 year 2 years 3 years Abstain

4. Advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers.

NOTE: In their descretion, the proxies are authorized to vote upon such other business as may properly come before the Annnual Meeting of Stockholders or any adjournment thereof.

0000107790_1 R1.0.0.11699

Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

Investor Address Line 5

John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

SHARES

CUSIP #

SEQUENCE #

JOB #

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

mportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement, Form 10-K is/areavailable atwww.proxyvote.com.

NEOPHOTONICS CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2011 10:00 AM

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s)Timothy S. Jenksand James D. Fay, or either of them, as proxies of thestockholders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote,as designated on the reverse side of this proxy card, all of the shares of common stock of NEOPHOTONICSCORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at10:00AM Pacific Timeon June 17, 2011, at 2911 Zanker Road, San Jose, CA 95134 USA, and any adjournmentor postponement thereof.

The Board of Directors recommends a vote “FOR” all nominees listed in Proposal 1, “FOR” Proposals Nos.2 and3, and for “3 Years” on Proposal No. 4.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THESTOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR”ALLNOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO.2,”FOR” PROPOSAL NO.3, AND FOR “3 YEARS” ON PROPOSAL NO. 4.

0000107790_2 R1.0.0.11699

Continued and to be signed on reverse side